                                                                   EXHIBIT 10.25

                                SCOPE OF WORK FOR

                       2005-2008 FORD GLOBAL SPOC PROGRAM
                                  SCOPE OF WORK

--------------------------------------------------------------------------------

                               FORD MOTOR COMPANY

--------------------------------------------------------------------------------

DECEMBER 1, 2005
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FORD GLOBAL SPOC SCOPE OF WORK

CONFIDENTIAL INFORMATION OF TECHTEAM GLOBAL, INC.

The information in this proposal shall not be disclosed outside of Ford Motor Company organization and shall not be duplicated, used or disclosed, in whole or in part, for any purposes other than to evaluate the proposal, provided that if a contract is awarded to TechTeam Global, Inc., as a result of or in connection with the submission of this proposal, Ford Motor Company shall have the right to duplicate, use or disclose the information to the extent provided by the contract. This restriction does not limit the right of Ford Motor Company to use information contained in the proposal if it is obtained from another source without restriction.

Copyright (C) 2005 TechTeam Global, Inc.

All Rights Reserved.
Printed in the United States

                            DECEMBER 1, 2005                              PAGE i

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TABLE OF CONTENTS

1.0 EXECUTIVE SUMMARY........................................................................     6

2.0 SPOC PROGRAM OVERVIEW....................................................................    10

   SPOC Program Model........................................................................    10

   SPOC Program Vision and Guiding Principles................................................    10

   Geographic Footprint......................................................................    10

   Managed Service...........................................................................    11

   Service Catalog...........................................................................    11

3.0 PRICING TRANSPARENCY.....................................................................    12

   Seat Counting.............................................................................    12

      Seat Count Guiding Principles..........................................................    12

      Baseline Seat Count Matrix.............................................................    13

   End User Behavior.........................................................................    13

      Support Request Frequency (SRF)........................................................    13

      Incident Handle Time (IHT).............................................................    14

4.0 PROGRAM GOVERNANCE.......................................................................    15

   Feedback Forums...........................................................................    15

      Issues Meeting.........................................................................    15

      Operational Review.....................................................................    15

      Board of Governors.....................................................................    16

      Executive Review Meetings..............................................................    17

5.0 PROGRAM SERVICE COMPONENTS...............................................................    18

   Core SPOC Program Services................................................................    18

      Support Center (Service Desk)..........................................................    18

      JLR Manufacturing Support..............................................................    20

      Deskside Central Support...............................................................    20

   Support Center and Deskside Hours of Operations...........................................    21

      Global Project Office..................................................................    22

6.0 SERVICE LEVEL OFFERINGS..................................................................    24

   SPOC Program Core Service Offerings.......................................................    24

      Ford Service Level Agreements-Core Services............................................    24

7.0 PROGRAM FLEXIBILITY......................................................................    28

   Working Together in Partnership to Reduce Costs...........................................    28

   The Bi-Annual True Up.....................................................................    28

      Seat Count True Up.....................................................................    28

      Customer Behavior True Up..............................................................    28

      True Up Result Scenarios and Outcomes..................................................    29

   An Out of Cycle True Up...................................................................    31

   Timeline for a Change in Service..........................................................    31

   Baseline Activity Monitoring..............................................................    31

   Global SPOC Program by Business Unit'.....................................................    33

8.0 THE CUSTOMER EXPERIENCE..................................................................    34

   Customer Experience Model.................................................................    34

                            DECEMBER 1, 2005                              PAGE 2

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
      Customer Experience Focus Groups.......................................................    34

      Customer Satisfaction Surveys..........................................................    34

9.0 SPOC PROGRAM PRACTICES...................................................................    35

   Ford Employees Working in the SPOC Program................................................    35

      Global Guiding Principles-Ford Employees in the SPOC Program DE-Niehl (DE-Koln)Region      35

      German Worker's Council Agreement......................................................    37

   Transition of Non TechTeam Agency Resources...............................................    38

   Industry Analysis (Benchmarking)..........................................................    38

   Supporting Functions......................................................................    40

   Reporting and Metrics.....................................................................    43

   Change Management.........................................................................    46

   Continuous Improvement....................................................................    49

      Cycle Plan of Innovation...............................................................    49

      Focus Groups...........................................................................    49

      Focus Group Workflow...................................................................    50

   Focus: HOPE Hiring Program (North America Only)...........................................    50

   IT Apprenticeship Program.................................................................    50

   Human Resources Polices...................................................................    51

10.0 2005-2008 RE-DESIGNED SPOC PROGRAM IMPLEMENTATION.......................................    52

   Re-designed Global SPOC Program Transition Approach.......................................    53

      Communication Forums...................................................................    55

      Adherence to Timelines.................................................................    55

11.0 JAGUAR LAND ROVER INTEGRATION...........................................................    56

   Jaguar Land Rover Transition Approach.....................................................    56

      Preparation and Readiness..............................................................    58

      Transfer of Personnel, Processes and Infrastructure....................................    58

      Launch.................................................................................    59

      Project Launch Methodology and Toolsets................................................    59

      Critical Assumptions, Risk Analysis & Mitigation Strategies............................    61

   Adherence to Timelines....................................................................    63

12.0 SPOC PROGRAM ASSUMPTIONS AND RESPONSIBILITIES...........................................    64

   Program Assumptions.......................................................................    64

   Ford Responsibilities.....................................................................    65

   TechTeam Responsibilities.................................................................    66

13.0 NORTH AMERICAN FACILITY AGREEMENT.......................................................    67

   Physical Location.........................................................................    67

   Security..................................................................................    67

   Furniture.................................................................................    67

   Telecommunications........................................................................    68

   Network...................................................................................    68

   Facility Scalability Requirements.........................................................    69

   Facility Services Assumptions and Responsibilities........................................    69

      Ford Responsibilities..................................................................    69

      TechTeam Responsibilities..............................................................    70

      Project Assumptions....................................................................    70

                            DECEMBER 1, 2005                              PAGE 3

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
14.0 INVESTMENT SUMMARY......................................................................    71

   Core Services Investment Methodology......................................................    71

   Core Services Pricing Matrix..............................................................    72

   Menu Option Pricing.......................................................................    72

      Fixed Fee Activities...................................................................    74

      Time and Materials Activities..........................................................    76

   North American Facilities Pricing.........................................................    77

      Facility Expansion.....................................................................    77

      Facilities Pricing Assumptions.........................................................    77

   Transition Costs..........................................................................    78

      Re-Designed Global SPOC Program Implementation Costs...................................    78

      JLR Integration Implementation Costs...................................................    78

   UK-JLR Menu Option Pricing................................................................    79

      Expanding JLR from 10 to 11 Contiguous Hours...........................................    79

      JLR Specific SPOC Manufacturing Support Center Option..................................    79

   Variable Pricing..........................................................................    80

      Seat Count Growth......................................................................    80

      Seat Count Declines....................................................................    80

   Quality Assurance Pricing.................................................................    81

      Investment.............................................................................    81

   Time and Materials Rates..................................................................    82

   DE-Niehl (DE Koln)Credit-Ford Employees Working in SPOC...................................    83

   Investment Assumptions....................................................................    84

      Customer Count Assumptions:............................................................    84

      Governance Assumptions:................................................................    85

      Other Investment Assumptions:..........................................................    85

   Invoicing Method..........................................................................    85

15.0 AGREEMENT...............................................................................    86

   Initial Term..............................................................................    86

   Terms.....................................................................................    86

      Ford Terms and Conditions..............................................................    86

      Other Contract Terms...................................................................    86

                            DECEMBER 1, 2005                              PAGE 4

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
16.0  APPENDIX...............................................................................    88

                                     * * *
       Indicates that material has been omitted and confidential treatment has been requested therefor. All such omitted material has been filed separately with the SEC pursuant to Rule 24b-2.

                            DECEMBER 1, 2005                              PAGE 5

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FORD GLOBAL SPOC SCOPE OF WORK

1.0 EXECUTIVE SUMMARY

This Scope of Work document was jointly developed by principal representatives of the Ford Motor Company (hereinafter Ford) and Tech Team Global, Inc (hereinafter TechTeam). We believe that this close-knit working relationship and partnership developed a very robust and comprehensive set of program principles and requirements required for the continuation and enhancement of the Ford Motor Global SPOC Program (hereinafter SPOC Program). The intent of this Scope of Work is to clearly articulate the consolidated support model, service offerings, program practices and financial models used to support this complex and comprehensive approach to delivering IT Support Services.

The SPOC Program is a holistic approach to marrying Support Center and Deskside support under the first level support umbrella.

* * *

To reflect this, a number of key principles have been incorporated into the contract structure, which will enable Ford and TechTeam to continue to deliver a quality, customer focused service aligned to the needs of the business. The key principles have been incorporated into 5 categories and are summarized below.

CONTRACT SCOPE & STRUCTURE

The key principles relating to contract scope and structure incorporated into this SOW are listed below:

  -   A single sourced contract to TechTeam Global provided that:

      -     Ford savings targets are met

      - TechTeam provides a European Offshore solution including a timed implementation plan and savings targets ready for implementation upon Ford approval

      - A plan detailing actions and timing for a North American off shore feasibility study is developed

  -   A single global contract that includes regional requirements

  -   A regional/global level resource management model

  -   A services catalog with priced, optional regional menu selections

      * * *

TRANSPARENCY

  - The service pricing was based on an 'open book' pricing methodology. Through this methodology, TechTeam provided Ford Motor Company with the costs of delivering the SPOC Program service within each of the regions.

* * *

                             DECEMBER 1, 2005                             PAGE 6

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FORD GLOBAL SPOC SCOPE OF WORK

CUSTOMER EXPERIENCE

* * *

SPOC PROGRAM CORE SERVICE OFFERINGS

         SPOC Program Support Center and Deskside service levels will be offered on a consistent global basis. Changes have been agreed to for incorporation into the Core Services with a view to reduce the overall Ford total cost of ownership. These changes are primarily found in the areas of delivery models, service levels and supporting functions.

FLEXIBILITY

Flexibility to reduce SPOC Program costs will be achieved on a Global or Regional basis through the following methods:

                             DECEMBER 1, 2005                             PAGE 7

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FORD GLOBAL SPOC SCOPE OF WORK

1. WORKING TOGETHER IN PARTNERSHIP TO REDUCE COSTS -- Ford Motor business conditions may require that SPOC Program costs be reduced on a global or regional basis. If this occurs, Ford and Tech Team will work together to identify viable options by reducing SPOC Program services to achieve cost targets. Tech Team will be requested to develop a proposal for all viable strategies and will include risk analysis, business impact and savings potential.

2. THE BI-ANNUAL TRUE UP -- A bi-annual true up will take place for all regions participating in the program. The true up will take into account multiple data points, including a re-calculation of seat counts, support request frequency and incident handle time. Following the true up, results will be included on the agenda for the next Board of Governors meeting. The purpose of this meeting will be to discuss the outcome of the true up and make a joint decision on next step actions. The data points listed above along with scenarios provided in the SOW will be used as a decision making aid to Ford. Implementation of changes in the delivery model and associated costs will follow the Timeline for a Change in Service (not to exceed 3.5 months) defined below. Options may include cost adjustments, an agreement to waive SLAs, or to void SLAs until the thresholds return to those expected. Additional data points, such as Customer Satisfaction, can be used to arrive at an appropriate future action.

3. AN OUT-OF-CYCLE TRUE UP -- Each region will be eligible for an out of cycle seat count true-up if a Significant Event occurs that causes a change in the existing number of total seats in that region by a factor of +/- five percent. In order for this to be implemented, data must be provided as to the number of individuals leaving the program by region and the estimated timescales involved. A Significant Event is defined as an organizational restructure, regional realignment, and/or elimination of SPOC Program seats within a SPOC Program region. Additionally, a Significant Event will include the addition of SPOC Program seats caused by an event other than the launch of a new building. Results of the Out of Cycle True Up will follow the same process as outlined in the Bi-Annual True Up. Implementation of changes in the delivery model and associated costs will follow the Timeline for a Change in Service (not to exceed 3.5 months) defined below. Options may include cost adjustments, an agreement to waive SLAs, or to void SLAs until the thresholds return to those expected. Additional data points, such as Customer Satisfaction, can be used to arrive at an appropriate future action.

                             DECEMBER 1, 2005                             PAGE 8
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FORD GLOBAL SPOC SCOPE OF WORK

TIMELINE FOR A CHANGE IN SERVICE

In the event that the above actions trigger a request for a change in service, the implementation of such a request will be subject to a maximum of 3.5 months* to take effect (for risk analysis and approval to be undertaken). The target timescales will be communicated to show when the changes are expected to begin.

* * *

*This timescale applies to all requests where resource changes result in a downsizing or upsizing of 15 individuals or less. Where the changes are greater than this, indicative timescales will be provided based on the scope of the change.

BASELINE ACTIVITY MONITORING

Pro-active monitoring of the support request frequency, incident handle time and user population (elements of the baseline) will be reported on a monthly basis. This will enable Ford to actively prepare for any cost or service change requirements.

The support request frequency and incident handle time will be monitored to ensure the resource levels continue to be aligned to the demands of the business. In the event that these levels go above or below the agreed thresholds for a period of 3 continuous months, this will trigger a review between the regional representatives and board of governance.

In addition, trends will be reported to Ford each month showing year to date figures to ensure continued visibility of potential movement.

PROGRAM GOVERNANCE

A single global governance structure/process will continue to be at the foundation of the SPOC Program contract.

Regional representatives will be responsible for identifying the needs and demands of their region and for proposing any changes in service scope or delivery. If the change requested by the regional representative is one authorized to be handled at a regional level according to the contract, there will be no requirement that it be approved by the governance board. Should the requested change be outside of the contract structure, it will then be the responsibility of the regional representatives to put recommendations forward for acceptance through the SPOC Program governance process.

                             DECEMBER 1, 2005                             PAGE 9

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FORD GLOBAL SPOC SCOPE OF WORK

2.0 SPOC PROGRAM OVERVIEW

SPOC PROGRAM MODEL

* * *

SPOC PROGRAM VISION AND GUIDING PRINCIPLES

* * *

GEOGRAPHIC FOOTPRINT

Within Ford, the SPOC Program is governed and delivered via a centralized, global approach. The Program is founded on global principles and is segmented into regions which are defined by geographic areas where SPOC Support Centers reside. The Program is delivered from the following Support Centers:

      -     North America (NA)*

      -     UK-Ford (UK-Warley)

      -     DE- Niehl (DE- Koln)

      -     UK - JLR**

*Note: The North America region supports both Ford Motor and Ford Credit North American enrolled users. All North American enrolled users are supported from one common North American support center. However, the Deskside support model for Ford Motor and Ford Credit has key differentiators and where required the language within the SOW identifies the differentiation between Ford Motor and Ford Credit within the North American region.

**Note: The UK-JLR region is included in this Scope of Work and is planned to launch within the Program after execution of this contract.

                            DECEMBER 1, 2005                             PAGE 10

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FORD GLOBAL SPOC SCOPE OF WORK

As the Program evolves and expands, changes to regional delineations will be documented via the Change Management and Governance Processes.

MANAGED SERVICE

TechTeam will provide a Managed Service for all SPOC Program Customers. This includes analyst resources, operational management, training, communications, travel, processes and tools owned by the Program used to deliver support. Tools required to deliver the SPOC Program (i.e. an incident management tool), which are not owned by TechTeam, will be maintained by Ford or the appropriate application owner.

Ford and TechTeam agree that TechTeam will deliver these services on a Managed Service basis, and that as a Managed Service: TechTeam commits to handle the forecasted support volume within the SPOC Program agreed upon Service Levels offered at a unit cost, presently defined at a per unit price. Should Ford require alternative pricing models, the unit price will change.

SERVICE CATALOG

The services provided under this Scope of Work are documented in the Appendix D, the SPOC Program Services Catalog. This catalog is designed to identify the scope of services provided by the Ford Global SPOC Program.

The Service Catalog contains Core Services (services delivered to all SPOC Program customers globally as part of the unit price of the program) and Menu Options (additional services available to the customer if required). The catalog defines the description, Customers, regional service hours, service level agreements and key functions for each of the services. Changes to the Service Catalog will follow the Global SPOC Program Change Management Process.

                            DECEMBER 1, 2005                             PAGE 11

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FORD GLOBAL SPOC SCOPE OF WORK

3.0 PRICING TRANSPARENCY

SEAT COUNTING

* * *

SEAT COUNT GUIDING PRINCIPLES

* * *

                            DECEMBER 1, 2005                             PAGE 12

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FORD GLOBAL SPOC SCOPE OF WORK

* * *

BASELINE SEAT COUNT MATRIX

The number of enrolled seats as a result of the December 1, 2005 true up is as follows:

* * *

END-USER BEHAVIOR

* * *

SUPPORT REQUEST FREQUENCY (SRF)

* * *

                            DECEMBER 1, 2005                             PAGE 13

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FORD GLOBAL SPOC SCOPE OF WORK

INCIDENT HANDLE TIME (IHT)

   * * *

                            DECEMBER 1, 2005                             PAGE 14

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FORD GLOBAL SPOC SCOPE OF WORK

4.0 PROGRAM GOVERNANCE

A program of this size and complexity requires thoughtful governance to drive quality, fiscal fitness and customer satisfaction.

FEEDBACK FORUMS

As part of the Ford Global SPOC Program's continued effort to ensure open communication, several formal forums are in place to communicate the status of the program to appropriate stakeholders. In addition to these formalized meetings, communication between SPOC Program team members, Ford Management, TechTeam and all staff is always open. Governance decisions will result from these forums.

ISSUES MEETING

    - PURPOSE: Review issues arising from the management of the contract as well as proposals for non-contractual changes. Establish necessary work groups to investigate and reach resolution on such issues, or choose to escalate through decision making governance process.

    -     METRICS REVIEWED: Monthly operational and quality reports

    -     FREQUENCY: Weekly

    -     PARTICIPANTS:

          -    Manager - SPOC Program Vendor Relationship

          -    Manager - SPOC Program Operations (all regions)

          -    Managers - SPOC Program LOB (all regions)

          -    Buyer - SPOC Program (EU & US as required)

          -    Account Manager - TechTeam Ford Account (all regions)

    -    AGENDA:

         SPOC Program Issues

OPERATIONAL REVIEW

    - PURPOSE: Present a review of the overall performance, attainment to SLA, financial trends, end-user behavior, seat count changes (historic and forecasted), and process improvement initiatives.

    - METRICS REVIEWED: Monthly operational reports, End-User Behavior Reports, and Seat Count Reports

    -     FREQUENCY: Monthly

    -     PARTICIPANTS:

          -    Manager - Ford Deskside Services

          -    Manager - Ford Global SPOC Program Support Services

          -    Manager - Ford European Deskside Services

          -    Manager - Ford SPOC Program Vendor Relationship

          -    Manager - Ford SPOC Program Operations (all regions)

          -    Managers - Ford SPOC Program LOB (all regions)

          -    Account Manager - TechTeam Ford Account (all regions)

          -    Operations Director - TechTeam Ford Account

                            DECEMBER 1, 2005                             PAGE 15

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FORD GLOBAL SPOC SCOPE OF WORK

    -     AGENDA:

          -     SLA's

          -     Quality Assurance Index

          -     Governing Element Forecasting

          -     Significant Events

BOARD OF GOVERNORS

      - PURPOSE: Serve as the decision making body for all program and contractual changes. Review of overall performance including growth of program, proposals for non-contractual program change, attainment of SLA, end-user behavior, seat count changes (historic and forecasted), and process improvement initiatives.

      - Metrics Reviewed: Year to Date End-user Behavior Reports, Seat Count Reports, program growth planned and achieved.

      - FREQUENCY: Quarterly or as requested by Ford and/or TechTeam Management. The Board Governors chairperson has the authority to cancel or schedule ad-hoc meetings as conditions require.

      - PARTICIPANTS:

        -     Manager - Ford Deskside Services

        -     Manager - Ford ITI Europe

        -     Manager - Ford ITI PAG

        -     Manager - Ford Credit Manager US (EU if applicable)

        -     Manager - Ford Deskside Services Europe

        -     Manager - Ford Global SPOC Program Support Services

        -     Manager - Ford SPOC Program Vendor Relationship

        -     Manager - Ford SPOC Program Operations (all regions)

        -     Managers - Ford SPOC Program LOB (all regions)

        -     Buyer - Ford SPOC Program (EU & NA)

        -     Vice President- TechTeam Sales

        -     Vice President- TechTeam Operations

        -     Account Manager - TechTeam Ford Account (all regions)

        -     Operations Director - TechTeam Ford Account

      - AGENDA:

        -     Introductions

        -     Strategic Updates and Planning

        -     Performance Discussion

        -     Innovations

        -     SPOC Program Issue Team Updates

        -     Governing Element Review and Forecasting

        -     Financial Results

                            DECEMBER 1, 2005                             PAGE 16

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FORD GLOBAL SPOC SCOPE OF WORK

        -     Contractual Updates/Contractual Changes of Scope

        -     Open discussion

EXECUTIVE REVIEW MEETINGS

      - PURPOSE: Executive management review of overall contract performance, process innovations implemented, and corresponding financial and/or service level results and program strategic direction.

      - METRICS REVIEWED: All Performance Reports

      - FREQUENCY: Annual

      - PARTICIPANTS:

        -   Ford Director ITI

        -   Vice President - Ford Credit North America Information Technology
            Office

        -   Manager - Ford Deskside Services

        -   Manager - Ford ITI Europe

        -   Manager - Ford Credit Manager US (EU if applicable)

        -   Manager - Ford Deskside Services Europe

        -   Manager - Ford Global SPOC Program Support Services

        -   Manager - Ford SPOC Program Vendor Relationship

        -   Manager - Ford SPOC Program Operations (all regions)

        -   Managers - Ford SPOC Program LOB (all regions)

        -   Buyer - Ford SPOC Program (EU & NA)

        -   TechTeam President and Chief Executive Officer

        -   Vice President- TechTeam Sales

        -   Vice President- TechTeam Operations

        -   Account Manager - TechTeam Ford Account (all regions)

        -   Operations Director - TechTeam Ford Account

        -   Program Manager - Ford and TechTeam SPOC

      - AGENDA:

        -    Introductions

        -    TechTeam Update

        -    Ford Update

        -    SPOC Program Directional Update

        -    Strategic Updates and Planning

        -    Performance Discussion (Rolling 6 month view)

        - Financial Results (Cost savings, cost avoidance, contractual savings)

        - Present changes agreed to through the Contractual Significant Event forum

        -    Upcoming initiatives - program strategic only KKK. Significant
             Events

        -    Open discussion

                            DECEMBER 1, 2005                             PAGE 17

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5.0 PROGRAM SERVICE COMPONENTS

The services delivered by the Global SPOC Program are designed to minimize the disruption of service outages and to facilitate the fulfillment of IT service requests. This section documents the services that the SPOC Program delivers. All services provided will comply with Ford's Information Technology Policy Manual (ITPM) as may be updated from time to time.

CORE SPOC PROGRAM SERVICES

* * *

SUPPORT CENTER (SERVICE DESK)

The Support Center is the first line of support for all IT issues within Ford and is the single point of entry into the Ford Global SPOC Program. Support Center analysts are responsible for logging Customer incidents, resolving incidents using defined processes and tools, and escalating incidents they are unable to resolve using these defined processes and procedures.

The Support Center will close a majority of incidents on the first contact. If the incident cannot be resolved at the Support Center the incident will be escalated to the appropriate support organization, either within the SPOC Program model or to external resources. Regardless of where the incident is escalated, the Ford Global SPOC Program is the owner of the incident throughout its lifecycle. This means the Support Center is responsible for ensuring that feedback is communicated and the user is always kept informed of the status of their incident. To achieve this goal the Support Center monitors and ensures follow-up with the appropriate support organization until closure. The Support Center provides all customers with a route into the system ensuring user assistance with all types of problems or questions concerning the Ford IT environment.

DESKSIDE CENTRAL SUPPORT

* * *

                            DECEMBER 1, 2005                             PAGE 18

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FORD GLOBAL SPOC SCOPE OF WORK

DESKSIDE REMOTE MODEL PRE-REQUISITES

* * *

                            DECEMBER 1, 2005                             PAGE 19

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FORD GLOBAL SPOC SCOPE OF WORK

SUPPORT CENTER FOR MANUFACTURING SITES (PLANT HOTLINE)

As a standard SPOC Program offering, the SPOC Support Center provides a mechanism for critical manufacturing issues to be handled with increased priority. The Program refers to this offering as the SPOC Plant Hotline. All SPOC enrolled plant IT Managers will be offered the ability to access a SPOC Support Center Specialist on a 24x7 basis for critical plant IT issues which impact manufacturing production. To access the Plant Hotline, the plant IT Manager will dial the standard NA SPOC Support Center phone number and will enter a "Silent" IVR option upon hearing the greeting. This option will route the critical plant call with critical priority to a SPOC support specialist. The SPOC Support Center will then gather critical information about the outage and immediately escalate an incident to the appropriate resolver group. The Support Center will then track and follow up on resolution actions until the outage is resolved.

JLR MANUFACTURING SUPPORT

As noted in Section 5.0 Program Service Components above, the UK-JLR region has elected to establish a local SPOC Manufacturing Support Center to receive all calls from JLR plants. The key design elements of the JLR Manufacturing Support model follow:

      - 2,000 call per month

      - 90/120 phone service level

      - Coverage hours: M-F 6am - 7pm

      - After Hours and Weekend calls will be routed to a non TechTeam support team. (Currently the calls route to the JLR data center)

DESKSIDE CENTRAL SUPPORT

The Deskside Central support team is the "arms and legs" of the Ford Global SPOC Program. Deskside Central analysts are located on-site at various Ford sites and handle issues escalated from the Support Center. The Deskside Central support team is responsible for resolving the majority of incidents that are escalated to them that require a physical visit to the end-user's desktop. Examples of issues resolved within the Deskside Central team include drive mapping, registry conflict resolution, restages, virus containment, emulator trouble-shooting, and connectivity issue resolution. Issues that are not resolved within the Deskside Central team are escalated to the appropriate 2nd/3rd level resolver groups for resolution and closure.

Deskside Central Support can be facilitated via an Onsite or Remote delivery model. Onsite Deskside Central and Remote Deskside service delivery models are responsible for the same functions and as such both types of customers are counted as SPOC Program seats under this agreement. The services delivered for these two types of service models are the same with the exception that required Deskside visits for the Remote Deskside model is conducted via a telephone call between the end-user and a SPOC Program Deskside analyst instead of the physical visit to the customer's desk that typically occurs for customers who receive Onsite Deskside support.

REMOVAL OF VALUE ADDED ACTIVITIES

Additionally, historically the SPOC Program has offered Deskside activities that are considered "value added" at no additional cost to Ford. These activities are discontinued as a core deliverable within the Managed Service. See the SPOC Services Matrix in Appendix L for identification of those tasks/activities which are included in the managed service and those that that will incur a T&M charge separate from the Managed Service fee.

                            DECEMBER 1, 2005                             PAGE 20

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FORD GLOBAL SPOC SCOPE OF WORK

RESOURCE MANAGEMENT

* * *

SUPPORT CENTER AND DESKSIDE HOURS OF OPERATIONS

The following table details the support hours of operation. The local time zones for each location define the hours of operation.

SUPPORT CENTER HOURS

Support center locations will continue to be based in the UK (Warley), DE (Niehl), NA (Dearborn) and until transition to the proposed offshore facility, JLR will be serviced out of the Solihull support center.

Regional presence within the support center will be provided as defined below.

  -      North America: 24*365

  -      UK-Ford (UK-Warley): 8am to 5pm Monday to Friday

  -      DE- Niehl: 8am to 5pm Monday to Friday

  -      UK-JLR: 8am to 4pm Monday to Thursday, 8am to 3pm Friday

United Kingdom (Warley) support center hours and resources will be reduced to the core hours required to support the peaks in call volume. The North American support center will provide the United Kingdom with call overflow support. All United Kingdom regions will route calls after the local coverage hours to the North American support center.

DESKSIDE SUPPORT HOURS

Central Deskside support will be provided within the UK and DE region from 8am - 5pm ET, M-F and in NA 7am - 8pm ET, M-F.

Deskside support will be provided within each region for 10 contiguous hours per day. The hours of service delivered are between the hours of 6am and 7pm Monday to Friday. Each site can choose its own 10 contiguous hours within this time period. Additional hours of service, or service required outside of this timeframe will be made available through the Service Catalogue as a menu option.

Executive and Premium support is available as defined in the SPOC Services Catalog available as a menu option.

  - Ford Credit Service Center hours will vary by location. The listed hours are the maximum number of hours of operation for any Service Center.

                            DECEMBER 1, 2005                             PAGE 21

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FORD GLOBAL SPOC SCOPE OF WORK

      - Sites may opt for ten contiguous hours of support at a timeframe other than those listed above. When a site requests more than ten hours of contiguous support, a price uplift will be implemented. The following exceptions are related to country specific employment requirements:

            - UK-Ford - Coverage requested during the local hours of 10 p.m. until 6 a.m. will be provided via the after-hours support model

            - DE-Niehl (DE-Koln) - Coverage requested during the local hours of 10 p.m. until 6 a.m. will be provided via the after-hours support model

GLOBAL PROJECT OFFICE

* * *

      - Training functions within the SPOC program will move into Operations and will be redesigned into a dual role - that of Specialist and Training. The impact of this combined role will mean that training requirements will be more closely monitored to ensure that new site and application launches will be timed in order to reduce any potential impact on service delivery.

                            DECEMBER 1, 2005                             PAGE 22

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FORD GLOBAL SPOC SCOPE OF WORK

* * *

                            DECEMBER 1, 2005                             PAGE 23

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FORD GLOBAL SPOC SCOPE OF WORK

6.0 SERVICE LEVEL OFFERINGS

Ford and TechTeam mutually agree that to effectively measure the complete support experience; the Service Level Agreement will focus on response, resolution and the overall effectiveness of the service deliverables and will include customer service feed-back measured against an approved service level.

SPOC PROGRAM CORE SERVICE OFFERINGS

To ensure that the SPOC Program service offerings align with business requirements, The SPOC Program will provide one common global Service Level Agreement. Each service level will be measured monthly on a regional level.

FORD SERVICE LEVEL AGREEMENTS - CORE SERVICES

SUPPORT CENTER SERVICE LEVEL AGREEMENTS

                                                   TIME TO ANSWER
DEFINITION          Measurement of time (in seconds) starting at the point a call enters an ACD queue. This measure excludes all switching/processing time prior to a call entering an ACD queue.

CALCULATION         The number of Calls Answered within 120 seconds divided by the number of all Calls
                                                         Answered

  TARGET                              70 percent in less than or equal to 120 Seconds

                                          CALLS ABANDONED

DEFINITION          Percentage of all calls that were abandoned (by the caller) after entering into an
                        ACD queue. Calls abandoned (by the caller) prior to entering an ACD queue are not counted in this measurement.

CALCULATION        (Calls abandoned (by the caller) divided by all calls that entered into an ACD queue)

  TARGET                                         Target: 8 percent or less

                                        WEBSUBMIT RESPONSE

DEFINITION          Measurement of time (in hours) starting at the point a ticket generated by an automatic web submit enters a SPOC incident management queue.

CALCULATION         The number of websubmits responded to within 4 hours divided by the number of all websumbits responded to.

  TARGET

                                 100 percent in less than or equal to 4 business hours

                                         FIRST TIER CLOSURE

DEFINITION          The percentage of SPOC processed incidents resolved as a direct result of call avoidance tools, Support Center and Central Support Team efforts.

CALCULATION          (Incidents logged as quick ticks, resolved web incidents, plus auto-answered calls/web incidents, central support closed incidents) divided by (total number of calls answered, processed web incidents plus auto-answered calls/web incidents.

                            DECEMBER 1, 2005                             PAGE 24

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FORD GLOBAL SPOC SCOPE OF WORK

  TARGET            70 percent target (to be baselined from February 2006 through May 2006)

                                        CLIENT SATISFACTION

DEFINITION           Results of a random survey of clients who have had an incident open by one of the regional SPOC Support Centers. There are six questions where respondents rate their experience with the entire IT organization on a scale of 1 to 5, with 5 representing "completely satisfied." Answers of 4 or higher constitute a 'positive' customer satisfaction response.

CALCULATION         Total of all 'positive' responses divided by the maximum number of possible responses

  TARGET                                          4.1 on a 5 point scale

                            DECEMBER 1, 2005                             PAGE 25

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FORD GLOBAL SPOC SCOPE OF WORK

DESKSIDE SERVICE LEVEL AGREEMENT

                                DESKSIDE RESPONSE

DEFINITION            Measurement of time (minutes) starting at the point a
                    ticket enters a SPOC Deskside incident management queue.

CALCULATION         The number of tickets responded to within 60 minutes divided by the number of all tickets responded to during core hours.

  TARGET                  80 percent in less than or equal to 60 minutes


                            DESKSIDE SUPPORT RESOLUTION

                                     URGENT

DEFINITION             Unable to do normal work - no workaround is available

  EXAMPLE         -      PC Down - no workaround is available

                  -      Network connectivity

                  -      Monitor broken

                  -      Mouse broken

                  -      Keyboard broken

                  -      Server down

                  -      Mainframe Applications

                  -      Password resets for Applications/SecurID

                  -      Virus

                  -      Software reload

  TARGET                                          STANDARD

                    85 percent incident resolution in 4 business hours or less

                  - If a SPOC deskside GIRS queue receives an incident before 5 p.m. M-F, the deskside technician will work the incident through resolution or escalation.

                  - If the incident is received after 5 p.m. M-F, the target call closure time will not start until the deskside technician starts at 7 a.m. the next business day.

                                     HIGH

DEFINITION                Unable to do normal work - workaround is available

EXAMPLE           -     Cannot print to primary
                        printer/plotters/multi-functional devices

                  -     PC down - another is available

  TARGET                                        STANDARD

                    85 percent incident resolution in 10 business hours or less

                                                STANDARD

DEFINITION                      The client can work but needs assistance

                            DECEMBER 1, 2005                             PAGE 26

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FORD GLOBAL SPOC SCOPE OF WORK

                  -   How to's

  EXAMPLE         -   New software loads

                  -   Rudimentary hardware installations

                  -   User Id requests for application access

                  -   Data restores

   TARGET                               STANDARD

                    85 percent incident resolution in 30 business hours or less

SERVICE LEVEL AGREEMENT NOTES:

1. All service levels will be measured monthly within the region from which the service is delivered.

2. TechTeam will make all efforts to meet the above service levels during the transition from the 2002-2005 SPOC Program Model to the model described within this Scope of Work. TechTeam and Ford will jointly monitor these levels weekly, and after a three month period will convene a Board of Governors meeting to review/resolve any outstanding issues that may exist with these metrics as a result of the transition.

3. The parties agree that until the current Incident Management system (GIRS) is replaced with Peregrine's Service Center, the Deskside Response service level can not be measured or reported. Until an automated response to a ticket entering a SPOC deskside incident management queue can be generated by a Ford provided tool, TechTeam will make all efforts to respond to each Deskside ticket within the guidelines of the Deskside Response service level above for the United Kingdom-Solihull region only. Once Peregrine's Service Center is implemented within SPOC and an automated process is included to enable automatic responses of tickets that are assigned to a SPOC Deskside queue, TechTeam will apply this service level requirement to all regions and will begin measuring and reporting performance against this requirement at no additional cost to Ford.

4. TechTeam will continue to follow up on up to 50 negative responses to customer satisfaction surveys per week globally. TechTeam and Ford will monitor negative responses, and utilize the Governance process as necessary if a potential negative trend does not correct itself.

5. The Websubmit Response will be facilitated via an automatic process. The incident management system will send an automated response to the user once the websubmit is received by the incident management system and a ticket is created.

                            DECEMBER 1, 2005                             PAGE 27

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FORD GLOBAL SPOC SCOPE OF WORK

7.0 PROGRAM FLEXIBILITY

In principle, the SPOC Program is founded on common services, service levels, processes and governing measures. The partnership recognizes that the most efficient, effective and customer-focused support model for a global organization is one of common program practices. In an effort to balance common practices with regional business needs, the SPOC Program contract structure allows flexibility to reduce SPOC Program costs on a Global or Regional basis through the following methods:

WORKING TOGETHER IN PARTNERSHIP TO REDUCE COSTS

Ford Motor business conditions may require that SPOC Program costs be reduced on a global or regional basis. If this occurs, Ford and Tech Team will work together to identify viable options by reducing SPOC Program services to achieve cost targets. Tech Team will be requested to develop a proposal for all viable strategies and will include risk analysis, business impact and savings potential.

THE BI-ANNUAL TRUE UP

A bi-annual true up will take place for all regions participating in the program. The true up will take into account multiple data points, including a re-calculation of seat counts, support request frequency and incident handle time.

SEAT COUNT TRUE UP

SEAT COUNT TRUE-UP ASSUMPTIONS

* * *

CUSTOMER BEHAVIOR TRUE UP

* * *

                            DECEMBER 1, 2005                             PAGE 28
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FORD GLOBAL SPOC SCOPE OF WORK

TRUE UP RESULT SCENARIOS AND OUTCOMES

* * *

                            DECEMBER 1, 2005                             PAGE 29

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FORD GLOBAL SPOC SCOPE OF WORK

True Up Results Scenario and Outcomes

* * *

                            DECEMBER 1, 2005                             PAGE 30

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FORD GLOBAL SPOC SCOPE OF WORK

AN OUT-OF-CYCLE TRUE UP

The third method through which the SPOC Program allows flexibility, is regional eligibility for an out of cycle seat count true-up if a Significant Event occurs that causes a change in the existing number of total seats in that region by a factor of +/- five percent. In order for this to be implemented, data must be provided as to the number of individuals leaving the program by region and the estimated timescales involved. A Significant Event is defined as an organizational restructure, regional realignment, and/or elimination of SPOC Program seats within a SPOC Program region. Additionally, a Significant Event will include the addition of SPOC Program seats caused by an event other than the launch of a new building. Results of the Out of Cycle True Up will follow the same process as outlined in the Bi-Annual True Up.

TIMELINE FOR A CHANGE IN SERVICE

In the event that true results that triggers a request for a change in service, TechTeam will implement a change request within a maximum of 3.5 months* . The target timescales will be communicated to show when the changes are expected to begin.

* * *

*This timescale applies to all requests where resourcing changes result in a downsizing or upsizing of 15 individuals or less. Where the changes are greater than this, indicative timescales will be provided based on the scope of the change.

All changes will be documented and agreed to by both Ford and TechTeam using the Change of Scope Form provided in Appendix J of this SOW.

BASELINE ACTIVITY MONITORING

* * *

                            DECEMBER 1, 2005                             PAGE 31

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FORD GLOBAL SPOC SCOPE OF WORK

* * *

                            DECEMBER 1, 2005                             PAGE 32

FORD GLOBAL SPOC SCOPE OF WORK

GLOBAL 'SPOC PROGRAM BY BUSINESS UNIT'

* * *

                            DECEMBER 1, 2005                             PAGE 33

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FORD GLOBAL SPOC SCOPE OF WORK

8.0 THE CUSTOMER EXPERIENCE

CUSTOMER EXPERIENCE MODEL

* * *

CUSTOMER EXPERIENCE FOCUS GROUPS

* * *

CUSTOMER SATISFACTION SURVEYS

* * *

                            DECEMBER 1, 2005                             PAGE 34

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FORD GLOBAL SPOC SCOPE OF WORK

9.0 SPOC PROGRAM PRACTICES

In support of the Ford One IT approach, the SPOC Program leverages common and centralized practices to ensure consistent implementation of the Program elements within each SPOC Program region. Partnered development and approval of the Program Practices is facilitated by the Ford and TechTeam Global SPOC Program Owners. Specific details of the SPOC Program Practices are defined below.

FORD EMPLOYEES WORKING IN THE SPOC PROGRAM

The Ford Global SPOC Program is a fully managed service delivered by TechTeam. However, TechTeam recognizes that there will be times when it is difficult to function as a fully managed service due to special circumstances within the Ford environment. This section outlines the guiding principles for when Ford requests that its employees join the Ford Global SPOC Program during a new site launch. Any requests to add a new Ford employee to the Ford Global SPOC Program must follow the required guiding principles. The SPOC Program will deny any requests that do not meet the defined global guiding principles.

GLOBAL GUIDING PRINCIPLES - FORD EMPLOYEES IN THE SPOC PROGRAM DE-NIEHL (DE-KOLN)REGION

  - Ford employees can only be added as resources to deliver the Managed Service when the SPOC Program launches a new site at which a Ford employee currently provides Level 1 IT support as defined by the SPOC Program.

  - Ford employees transitioning into the SPOC Program can only be a Level 1 Deskside Analyst. These employees cannot hold a Support Center, project office, or management position.

  - It is agreed that in the Ford Motor DE region, currently there are (3) Ford employees staffing Support Center positions.

  - If at the time of a site launch the Ford employee currently holds a Team Leader position the employee may retain that same position.

  - The Ford employee's manager must agree (prior to site launch) that no other suitable opportunities exist within the Ford environment for this person.

  - Ford employees will be required to work the same schedules as TechTeam employees even though the standard weekly hours worked for Ford employees in Germany is 37.5. Ford Employees in Germany will be granted an additional 15 vacation days per year taken in lieu of the extra 2.5 hours worked per week. The Ford employees are also required to be available for shift work aligned with the local service hours that the SPOC Program provides support (by region).

  - Ford employees will be required to be available to perform special projects that may occur outside of standard work hours as deemed necessary by TechTeam Management in support of the SPOC Program goals.

  - Any training for Ford employees outside of the standard SPOC Program Core Training will be fully funded by Ford.

  - Ford employees will report to the Ford SPOC Program Operations Manager for internal Ford Management Human Resources-related purposes.

  - The Ford employee's Manager and the TechTeam Manager will maintain regular communication and share decision-making regarding the Ford employee's objectives, responsibilities and performance in the SPOC Program. The TechTeam Manager's focus will be on day-to-day operations, as well as, special project work. The Ford Manager will measure the employee's performance to all defined SPOC Program objectives and responsibilities into each employee's performance review.

  - Ford employees will take day-to-day operational direction from a TechTeam Team Leader and/or Program Manager including, but not limited to, the following items:

  -    Scheduling of shifts, breaks, lunches, etc.

  -    Holiday planning

                            DECEMBER 1, 2005                             PAGE 35

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FORD GLOBAL SPOC SCOPE OF WORK

    -   Resource management

  - Ford employees will be required to participate in Resource Management within the SPOC Program. Participating in Resource Management includes the following:

    - Employee must be available to work at local Ford sites other than the site they normally report to if and when needed as determined by TechTeam management (daily, weekly, and monthly).

    - Employee will participate in the virtual phone process as required by TechTeam management. This process requires Ford employees to field inbound support requests from their desk at their home Ford location or physically relocating to the Support Center for an undetermined period of time (hours, days, weeks or longer) functioning as a Help Desk Analyst.

  - The Ford employees will be dedicated to the SPOC Program and support its initiatives. Ford and TechTeam Operations Managers will need to pre-approve any requests for these employees to perform tasks outside of the standard SPOC Program services.

  - The TechTeam Manager must have a defined escalation path to a Ford Operations Manager so that all performance issues are addressed in accordance with the SPOC Program standards provided they do not conflict with Ford principles. If performance issues are not addressed in a timely fashion or to the satisfaction of the TechTeam Manager, these issues will be escalated to the appropriate Ford Manager and the TechTeam Global Account Manager.

  - Ford and TechTeam will be jointly accountable for the attainment of Service Levels. Not attaining the defined metrics cannot be a benchmark or performance issue that TechTeam is solely accountable for.

  - Ford employees need to participate in and be held accountable to all SPOC Program performance metrics including, but not limited to the following:

  -    Support Center monitoring

  -    Deskside ticket grading

  -    Individual performance reports and target attainment

  - Participation in Jeopardy - an on-line training program used within the Ford Global SPOC Program

  - When a Ford employee leaves the SPOC Program for any reason (i.e. retirement, takes another job within Ford, is laid off, etc.) they will not be backfilled by a Ford employee. The exception here is in Germany where Ford will need to maintain the three Ford staffing positions currently utilized by the SPOC Program. If TechTeam determines this position needs to be backfilled, it will be backfilled by a TechTeam employee. Negotiation with the Workers Council may be required for each event when this occurs in Germany and will be conducted by Ford on TechTeam's behalf.

  - Ford employees may join the SPOC Program for a maximum of eighteen months (540 days) from the day of the site launch within the SPOC Program. At the end of the eighteen months they must transition to another job within Ford or may be hired by TechTeam (if possible) in TechTeam's sole discretion.

  - The TechTeam Manager will hold reviews every 6 months with the Ford Manager to review progress toward rotation of the Ford employee to position outside of the SPOC Program. In the event the employee does not transition within the 18-month timeframe, the appropriate Ford and TechTeam Executive Management will be notified and a resolution agreed upon. Variations in Germany due to Workers Council requests may require adjustments to this principle. All adjustments will require written documentation and approval by Ford and TechTeam via the change of scope process.

  - Ford employees need to meet the following minimum criteria defined to work in the SPOC Program:

  - Pass SPOC Program assessment test (administered by Ford Manager during the interview process)

  -    Meet requirements of job specification

  -    Meet language requirements

  - The Ford employee will agree to take their direction and be managed by a TechTeam manager. This agreement will take place through a one-to-one conversation with the TechTeam Manager prior to an offer being extended

                            DECEMBER 1, 2005                             PAGE 36

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FORD GLOBAL SPOC SCOPE OF WORK

  - Complete the SPOC Program core-training program (5 weeks) and pass an additional assessment test (administered by Ford Manager) at the end of training. Training location will be based on the physical logistics and identification of the most cost-effective solution in order to minimize travel expenses.

  - If the Ford employee does not meet the minimum requirements:

  - The Ford Manager will re-evaluate the employee's progress toward meeting the minimum requirements within 1 month of the initial selection. If the employee does not meet the minimum requirements at that time, the Ford Manager will escalate through the appropriate Ford and TechTeam Executive Management for resolution.

  - Exceptions to these Guiding Principles must be approved by Ford Management (including the SPOC Program Owner) and TechTeam Management and documented in writing.

GERMAN WORKER'S COUNCIL AGREEMENT

Following the work undertaken by both Ford and TechTeam in reaching an agreement with the German Workers Council in relation to Ford Employees in SPOC, TechTeam confirms its commitment to the final agreement as provided within this SOW, Appendix K - German Workers Council Amendment.

Further clarification may need to be sought on the German Worker's Council's acceptance of the Remote Deskside Support model. It is believed that there has been some concern previously by the Worker's Council in Germany regarding remote access into a customer's device.

                            DECEMBER 1, 2005                             PAGE 37

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FORD GLOBAL SPOC SCOPE OF WORK

TRANSITION OF NON TECHTEAM AGENCY RESOURCES

* * *

INDUSTRY ANALYSIS (BENCHMARKING)

As a requirement of this contract, TechTeam has been requested to participate in an industry analysis to benchmark how the services TechTeam delivers under this agreement compare to industry providers of like services. TechTeam agrees to participate in this analysis provided the following terms and/or criteria are met:

   -  At Ford's request the analysis will be conducted every 18 months.

   -  The benchmark criteria will be limited to the following:

         -  Contractual Service Level Agreements

         -  Total Global Contract Price (Per Unit Price)

         - It is understood that in order to benchmark these key areas it will be necessary to compare SPOC Program provided services to those of industry providers, at the time of the analysis, to ensure an accurate comparison is being conducted.

   - Should TechTeam compare unfavorably against the industry benchmark results, TechTeam will have a period of sixty days to remedy the performance issue(s). If TechTeam fails to remedy the performance issue(s) at the end of the sixty days, Ford has the option to go out for a market test.

   - Ford will have responsibility for the cost of the study to the third party provider if it is to be used as a market test. Should TechTeam fail to perform under provisions agreed to in Section 15.0 Agreement of this Scope of Work, TechTeam and Ford will equally share the cost of the study not to exceed a total study cost $50,000.

                            DECEMBER 1, 2005                             PAGE 38

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FORD GLOBAL SPOC SCOPE OF WORK

   - The Board of Governors will oversee the conducting of the benchmark. A modification to this agreement will be required if Ford and/or TechTeam decide to use a different agency to conduct the analysis or if any other changes to this agreement are requested. Both Ford and TechTeam will be required to agree on the modifications, in writing, prior to arrangements being made with the agency and prior to the commencement of the analysis.

In addition to the industry benchmark, the financial and operational performance of TechTeam as an industry competitive service provider will be evaluated based on our ability to obtain and maintain Ford Q1 certification. This certification can be used as an additional means of ensuring that SPOC Program is delivered in a manner that meets both Ford and industry criteria for best-in-class service.

                            DECEMBER 1, 2005                             PAGE 39

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FORD GLOBAL SPOC SCOPE OF WORK

SUPPORTING FUNCTIONS

The services delivered by the SPOC Program require functions that enable delivery. These delivery enablers are highlighted below:

                            PROGRAM MANAGEMENT

 DESCRIPTION         Responsible for the operational management
                     and program management of the Ford Global
                     SPOC Program resources, which includes the Incident Management function detailed below. The TechTeam program management team functionally aligns with the Ford SPOC
                     Program management team to ensure that the Ford IT objectives are being consistently realized throughout the delivery of the program

KEY FUNCTIONS             - Manage entire Ford Global SPOC Program Operations

                          - Ensure adherence to service level agreements (SLA's)

                            - Manage all resources within the SPOC Program

                     - Prioritize workloads of all and assign program
                       resources - Support Center, Deskside, GPO and remote site resources

                     Note: To achieve the agreed pricing model,
                       the ratio of Team Leader to Analyst and
                      Program Manager to Team Leader roles will
                       be increased within this agreement. The
                     result of this will mean that non essential
                           tasks such as some meetings and
                     communications currently undertaken by the
                      Team Leader and Program Managers will be
                     reduced or eliminated in to order focus on
                         core program activities and service
                      deliverables while continuing to preserve
                      the strong and relationship between SPOC
                        and Site Management in the rollout of
                             Deskside products/services.

                      INCIDENT MANAGEMENT

 DESCRIPTION         The incident management process aims to ensure that
                     incidents are detected and all service requests are recorded. Recording ensures that there are no lost incidents or service requests, allows the records to be tracked, and provides information to aid problem management and planning activities. The process includes the use of technology to provide self-service facilities to customers, providing them with flexible and convenient interfaces to the support function while also reducing the workload and personnel requirements of the Support Center.

                     An incident can be explained as:

                     "Any event that is not part of the standard operation of a service and causes, or may cause, an interruption to, or a reduction in, the quality of service" The primary goal of the incident management supporting function is to restore normal service operation as quickly as possible and to minimize the adverse impact on business operations, thus ensuring that the best possible levels of service quality and availability are maintained. Normal service operation is defined as a service operation within service level agreement (SLA) limits

                            DECEMBER 1, 2005                             PAGE 40

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FORD GLOBAL SPOC SCOPE OF WORK

KEY FUNCTIONS                      -  To re store normal service as quickly as
                                      possible

                                 - To minimize the impact of incidents on the business

                       - To ensure that incidents and service requests are processed consistently and that none are lost

                            - Create and maintain meaningful records relating to incidents

                     - Assess and apply appropriate prioritization to all incidents and service requests

                                   -  To direct support resources where most
                                      required

                            DECEMBER 1, 2005                             PAGE 41

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FORD GLOBAL SPOC SCOPE OF WORK

                              ESCALATION MANAGEMENT

 DESCRIPTION    The Escalation Management process defines the tasks that need to take place to ensure an Incident is escalated to the appropriate resolver group within the agreed amount of time and with the agreed amount of incident information. The SPOC Program organization remains the owner of an incident throughout it's lifecycle, and will notify partner resolver groups when
                Incidents are nearing their Service Level Agreement (SLA) boundaries

KEY FUNCTIONS      - Perform Quality monitoring of Support Center incidents to ensure that they adhere to quality guidelines. Tickets grading and call monitoring process validates that SPOC Program analysts are processing incident that adhere to customer defined escalation procedures.

                     - Process support incidents that adhere to customer defined escalation procedures.

                   - Receive and monitor customer quality issues through the
                     OFI/IHT process

                - Currently the NA Analysts are performing a "Row Captain" escalation process. This is a trial process that instructs new Analysts to review all non-FCC tickets with individually identified "Row Captains" before the calls can be escalated.

                                SYSTEM MANAGEMENT

DESCRIPTION     The SPOC Program delivers systems and processes to
                support the operational delivery of IT Support. These systems
                (tools) are fundamental to the successful delivery of IT support services with the Ford Motor Company.

KEY FUNCTIONS   -  Provision and management of the data obtained from the
                            incident management system.

                      -  Publishing analytics for the program performance.

                        -  Act as a point of contact for content owners

                -  Perform updates to the SPOC Program Knowledge Management tool
                           (SCOPE) as requested by the content owner

                   -  Provision and management of the SPOC Program Metrics and
                                Analysis tools (SMART team)

                -  Provision and management of the GPO change control tracking system (Project Status Tracker)

                              METRICS AND ANALYSIS

DESCRIPTION     Metrics, and adherence to SLA's, are critical to the
                successful operation of any managed service program. Metrics are reviewed and analyzed on a regular basis to ensure consistent process improvements. Ongoing review and analysis of the metrics are also critical to the successful management of a managed services program.

KEY FUNCTIONS     -  Produce standard SPOC Program reports required by Ford
                                         management.

                                -  Deliver analytics and reporting at a
                                            regional level.

                        -  Manage upgrades to Ford owned systems that produce
                                                 metrics.

                                  -  Interface with the tools and systems owner.

                  -  Follow established ACR and change management process
                        related to Ford systems that produce analytics
                                        for SPOC Program.

                -  Deliver reporting that will be used to drive process
                                 improvement and innovation.

                  -  Work with Global Customer owners and application owners to resolve re-occurring issues.

                            DECEMBER 1, 2005                             PAGE 42

FORD GLOBAL SPOC SCOPE OF WORK

REPORTING AND METRICS

The table below includes the key reports used within the Program. As agreed, the Reporting and Metrics deliverables under this Scope of Work are considered to be in "Maintenance Mode". As such, TechTeam will focus on maintaining the current committed reporting and metrics.

                                                                                         DISTRIBUTION
          REPORT NAME                DESCRIPTION                DATA ELEMENTS               METHOD           FREQUENCY
QUICK-VIEW/ANALYSIS EXECUTIVE    The purpose of this         This report contains a      This report is        Weekly
REPORT                           report is to provide a      rolling 13 month of the     distributed via:
                                 one page executive          following 1) Calls          Email to a
                                 overview containing         answered volume 2) Phone    specified
                                 charts of top four          SLA 3) Average time to      distribution
                                 performance indicators of   answer 4) First Contact
                                 the Ford Global SPOC        Closure 5) Customer
                                 Program relative to         Satisfaction
                                 target service levels as
                                 outlined in the
                                 contract.

KEY METRICS REPORT               The purpose of this         This report contains the    This report is        Monthly
                                 report is to provide a      following information-      published on the
                                 two page high level         Calls answered volume-      SPOC Program OPS
                                 overview containing         Phone SLA - Average time    WEB site.
                                 charts of all high level    to answer-First Tier
                                 contractual performance     closure-Customer
                                 indicators of the Ford      Satisfaction- Calls
                                 Global SPOC Program         abandoned - Deskside
                                 relative to target          service level adherence
                                 service levels as           -Deskside average time to
                                 outlined in the contract.   resolution

CUSTOMER SATISFACTION REPORT     The purpose of this         This report contains 1)     This report is        Monthly
                                 report is to provide SPOC   Number of surveys sent 2)   published on the
                                 Program and site            number of surveys           SPOC Program OPS
                                 management with overview    returned 3) survey return   WEB site.
                                 charts and detailed         rate 4) Total answers for
                                 customer satisfaction       each question 5) Rate of
                                 performance levels          satisfaction overall 6)
                                 relative to target          Average rating for each
                                 service levels as           question category
                                 outlined in the contract

SITE REPORT                      The purpose of this         This report contains        This report is        Weekly/Monthly
                                 report is to provide SPOC   Number of calls to the      published on the
                                 Program and site            Support Center - Number     SPOC Program OPS
                                 management with             of WEB tickets submitted-   WEB site.
                                 performance and volume      Total Phone and WEB
                                 information from a site.    incidents- Report of
                                 A site defined as a         incidents by Category-
                                 building or collection of   Deskside performance to
                                 related buildings.          SLA percentages-
                                                             Deskside time to
                                                             resolution - Customer Sat

                            DECEMBER 1, 2005                             PAGE 43

FORD GLOBAL SPOC SCOPE OF WORK

                                                             rating

APPLICATION REPORT               The purpose of this         Contains number of phone    This report is        Weekly/Monthly
                                 report is to provide SPOC   calls place to the          published on the
                                 Program and the             Support Center- Number of   SPOC Program OPS
                                 Application Management      WEB tickets submitted-      WEB site.
                                 teams with performance      Total phone and Web
                                 and volume information      incidents- Number of
                                 related to a particular     phone calls closed on
                                 application.  The           first contact
                                 Application Report is
                                 data oriented and does
                                 contain a chart
                                 representation

                            DECEMBER 1, 2005                             PAGE 44

FORD GLOBAL SPOC SCOPE OF WORK

                                                                                         DISTRIBUTION
          REPORT NAME                DESCRIPTION                DATA ELEMENTS               METHOD           FREQUENCY
OPEN TICKET REPORT               The purpose is to provide   Contains Deskside group     This report is        Hourly
                                 a quick view of the         names-Number of open        published on the
                                 numbers of tickets          tickets-Deskside group      SPOC Program OPS
                                 currently open and          threshold-Red               WEB site.
                                 requiring assistance.       Yellow-Green status based
                                                             on above threshold-Number
                                                             of Deskside

                                                             technicians-Ratio of open
                                                             tickets per Deskside
                                                             technician

MONTH TO DATE (MTD)              The purpose is to provide   Contains Deskside group     This report is        Hourly
DESKSIDE SERVICE LEVEL REPORT    a quick view of the         names- Priority-Service     published on the
                                 number of tickets that      level adherence (as         SPOC Program OPS
                                 were not resolved within    percentage)-number of       WEB site.
                                 the contractually           tickets that met service
                                 allotted timeframe.  Each   level (per priority)
                                 priority has a unique       Number of tickets that
                                 contractual resolution      did not meet service
                                 timeframe and is reported   level (per priority)-
                                 as a separate detail        Total number of tickets
                                 line.

MTD DESKSIDE MISSED TICKET       The purpose is to provide   Report contains             This report is        Hourly
REPORT / TOOL                    a quick view of the         incident/ticket             published on the
                                 tickets that were not       number-priority-time to     SPOC Program OPS
                                 resolved within the         resolution-time past        WEB site.
                                 contractually allotted      resolution-Analyst
                                 timeframe.                  assigned to the
                                                             ticket-Time/date ticket
                                                             was opened-Time/date the
                                                             ticket was closed

FIRST TIER CLOSURE REPORT        The purpose is to provide   Report contains Item        This report is        Hourly
(ESCALATED VOLUMES REPORT)       a quick view of the top     affected-Total number of    published on the
                                 25 escalated incident       tickets generated-Number    SPOC Program OPS
                                 types (meaning...not        of tickets escalated-       WEB site.
                                 resolved by Tier One ).     Number of tickets closed
                                                             at Tier One-Tier One closure
                                                             performance measurement

FIRST TIER CLOSURE ANALYST       The purpose is to provide   Report contains             This report is        Hourly
REPORT                           a daily snapshot to the     technician name-Total       published on the
                                 technician to gauge         number of tickets           SPOC Program OPS
                                 performance as related to   generated-Total number of   WEB site.
                                 the goals and               tickets resolved by Tier
                                 expectations set forth by   One-Number of tickets
                                 SPOC Program management     escalated-Performance
                                 related to First Tier       percentage
                                 Closure.

                            DECEMBER 1, 2005                             PAGE 45

FORD GLOBAL SPOC SCOPE OF WORK

                                                                                         DISTRIBUTION
          REPORT NAME                DESCRIPTION                DATA ELEMENTS               METHOD           FREQUENCY
FIRST TIER CLOSURE MANAGEMENT    The purpose is to provide   Report contains Analyst     This report is        Hourly
REPORT                           a daily snapshot to SPOC    name-Total number of        published on the
                                 Program management to       tickets generated-Total     SPOC Program OPS
                                 gauge performance as        number of tickets           WEB site.
                                 related to the goals and    resolved by Tier
                                 expectations set forth by   One-Number of tickets
                                 SPOC Program management     escalated-Performance
                                 related to First Tier       percentage- Reminder of
                                 Closure.                    the target

EXECUTIVE SUPPORT REPORT         An Executive Support        This report contains        This report is        Monthly
                                 Report is presented         volume of incidents         published on the
                                 monthly to the Executive    during business hours.      SPOC Program OPS
                                 Office Sponsor and Global   Volume of incidents and     WEB site.
                                 SPOC Program management.    service related to
                                 The report provides         premium support- Volume
                                 details of all monthly      of incidents and service
                                 Executive Support Program   level related to
                                 activity                    executive support.

Should reporting and metrics be required above and beyond those that are listed in the table above, TechTeam will provide those services to Ford on a Time and Materials basis.

CHANGE MANAGEMENT

Successful change management is an integral part of the service delivery of the SPOC Program. Several tools and processes have been developed to manage "changes" that occur in the end-user environment. There are several types of "changes" managed by the SPOC Program, including:

   - Changes to regional platforms (i.e. Windows 2000 to XP) and related applications

   -  New sites requesting SPOC Program support

   -  Existing applications requesting SPOC Program support

   -  Changes in support to existing SPOC Program sites

   -  New applications requesting SPOC Program support

   -  Existing sites requesting SPOC Program support

   -  Changes in support to existing SPOC Program applications

   -  Planned outages

   -  Preparation of Business Continuity Plans

   -  SPOC Program initiated projects that will result in a "change"

   -  Other initiated projects that affect SPOC Program service delivery

                            DECEMBER 1, 2005                             PAGE 46

FORD GLOBAL SPOC SCOPE OF WORK

The following portion of this section details the process behind the SPOC Program Change Management process.

SPOC PROGRAM CHANGE MANAGEMENT PROCESS

PURPOSE

The purpose of the Change Management Task Team is threefold. It includes the following items:

   -  Track changes introduced to the SPOC Program support environment

   -  Monitor the status of each tracked item

   - Escalate changes not adhering to the approved project plan, specifically those relating to timelines and deliverables

DELIVERABLES

The deliverables that the Change Management Task Team provides to its Customers include:

   - Provide a tracking document or tracking system that provides the status for each change tracked

   -  Coordinate periodic meetings with all change stakeholders

   - Provide a report of changes not adhering to the approved project plan, specifically those relating to timelines and deliverables

CHANGE MANAGEMENT TASK TEAM

The Change Management Task Team include the following Ford SPOC Program resources: Implementation Managers, Account Management, and Operational Owners.

PROCESS

The following process discusses how the Change Management Task Team implements a change into the launch production process. The person or group responsible for each step is in bold.

   1. The Change Management Task Team holds a meeting with all of the current change stakeholders. This meeting occurs weekly

   2. The Change Management Task Team verifies/obtains and records the status of each change

   3. The Change Management Task Team verifies and/or obtains the deliverables and timeline adherence from each impacted or involved task team

   4. Final approval to launch or implement the change into the production process occurs during the meeting

   5. Approval for the incident management system hierarchy and group names also occurs during the meeting

   6. The Change Management Task Team escalates those changes not compliant with the project plan and/or timeline

                            DECEMBER 1, 2005                             PAGE 47

FORD GLOBAL SPOC SCOPE OF WORK

SPOC CHANGE MANAGEMENT PROCESS DIAGRAM

* * *

                            DECEMBER 1, 2005                             PAGE 48

FORD GLOBAL SPOC SCOPE OF WORK

CONTINUOUS IMPROVEMENT

CYCLE PLAN OF INNOVATION

* * *

FOCUS GROUPS

The objectives of these teams are to consistently focus on the ability to meet or exceed contractual service levels, align process improvement activities across regions as well as areas of focus and define ownership for process improvement activities across regions and areas of focus. Each team is global in nature and has representation from all geographic and business regions to ensure consistency, commonization and standardization of business processes across the program. The teams are dynamic and flexible to address specific business drivers, both long-term and short-term, if required and are engaged as needed. Focus group topics can be suggested by any member of the Ford or TechTeam SPOC teams and will be approved for initiation within the Operational Review governance forum.

Focus Groups typically correlate to ensuring the ability of the Ford Global SPOC Program Team to meet/exceed service levels. Common Focus Group topics include:

   -  FIRST CONTACT

   -  CALLS ANSWERED (% of calls answered within defined time period)

   -  DESKSIDE INCIDENT CLOSURE

   -  QUALITY

   -  COMMUNICATIONS

Each Focus Group team includes a diverse mix of Global SPOC Program staff to ensure proper representation of regions, areas of expertise and experience. Each team is made up of some combination of the following:

   -  Operational Program Manager (Chairman of Team)

   -  Senior Team Leader(s)

   -  Team Leader(s)

   -  Operations Analysts

   -  Support Center Analysts

   -  Deskside Analysts

                            DECEMBER 1, 2005                             PAGE 49

FORD GLOBAL SPOC SCOPE OF WORK

FOCUS GROUP WORKFLOW

* * *

FOCUS: HOPE HIRING PROGRAM (NORTH AMERICA ONLY)

Ford Motor Company, Ford Motor Credit Corporation, TechTeam Global, Inc. and
Focus: HOPE partnered to develop a cooperative hiring program as part of the Ford Global SPOC Program. The Focus: HOPE Ford/TechTeam Internship Program began in the second quarter of 2001 and is an ongoing effort developed and operated in the spirit of corporate citizenship.

Today, Focus: HOPE students take tours of the North American Support Center as part of their curriculum. Members of the SPOC Program team periodically give presentations to the Focus: HOPE students on the expectations of graduates when the go out to the real world. When each class of students nears graduation,
Focus: HOPE contacts Tech Team and an evaluation of resource requirements for the SPOC Program is performed. If resources are required, Focus: HOPE graduates are preferred candidates to fill the open positions.

IT APPRENTICESHIP PROGRAM

If Ford launches an IT Apprenticeship program, in Germany during this proposed contract period the SPOC Program will support it. Ford and TechTeam will work together to define the elements of the program.

                            DECEMBER 1, 2005                             PAGE 50

FORD GLOBAL SPOC SCOPE OF WORK

HUMAN RESOURCES POLICES

TechTeam maintains corporate diversity policies as well as HR policies for Code of Business Conduct that apply to all TechTeam personnel supporting Ford.

TechTeam employs individuals of different ages, genders, ethnicity, physical and mental abilities and lifestyles and values the unique background of each of its employees. TechTeam will not discriminate (or tolerate discrimination by its employees) against any applicant or employee based on age, gender, race, color, religion, national origin, ancestry, disability, height, weight, marital status, veteran status and sex (including pregnancy, childbirth, and other sex-specific conditions) or any other characteristic protected by federal, state or local law. As part of the Company's policy of equal opportunity employment, derogatory comments, slurs, statements, jokes, or other objectionable conduct based on ethnic background, race, sex, religion, age, disability, marital status, veteran status, height, or weight are prohibited.

It is the intent and resolve of TechTeam to comply with the requirements and spirit of the law in the implementation of all facets of equal employment opportunity and affirmative action. Underlying this policy is the understanding that pursuit of equal opportunity not only is right and appropriate, but also is a sound business practice.

If the Company determines that unlawful discrimination has occurred, it will take effective remedial action commensurate with the severity of the offense. Any employee determined by the Company to be responsible for inappropriate or unlawful conduct will be subject to appropriate disciplinary action, up to and including termination. The Company will also take appropriate action to deter any future discrimination. TechTeam will not retaliate against an individual for filing a complaint and will not knowingly permit retaliation by management employees or co-workers.

                            DECEMBER 1, 2005                             PAGE 51

FORD GLOBAL SPOC SCOPE OF WORK

10.0 2005-2008 RE-DESIGNED SPOC PROGRAM IMPLEMENTATION

* * *

                            DECEMBER 1, 2005                             PAGE 52

FORD GLOBAL SPOC SCOPE OF WORK

RE-DESIGNED GLOBAL SPOC PROGRAM TRANSITION APPROACH

* * *

                            DECEMBER 1, 2005                             PAGE 53

FORD GLOBAL SPOC SCOPE OF WORK

* * *

                            DECEMBER 1, 2005                             PAGE 54

FORD GLOBAL SPOC SCOPE OF WORK

COMMUNICATION FORUMS

* * *

ADHERENCE TO TIMELINES

* * *

                            DECEMBER 1, 2005                             PAGE 55

FORD GLOBAL SPOC SCOPE OF WORK

11.0 JAGUAR LAND ROVER INTEGRATION

Included in this Scope of Work for the next generation Global SPOC Program is commitment to integrate Jaguar and Land Rover (JLR) into the enrolled population of SPOC Program. To accomplish this integration, the SPOC Program will launch the UK-JLR region. This new region will be included as a key Program stakeholder group and will receive all Core SPOC Program services as well as the option to elect additional services from the SPOC Program Services Catalog. The current target date launch date for the UK-JLR region is March 17, 2006.

The recommended approach for launch of the UK-JLR region into the SPOC program has been designed to ensure a transition that is both seamless and carefully managed in terms of risk to both JLR and SPOC. The objectives of the transition approach are as follows:

   -  Implement seamless transition to JLR customer base

   -  Retain existing knowledge and skill-set

   -  Avoid dual transition approach.

The method of transition will be to continue to provide support to the JLR customer base from the existing location in Solihull until such time as a transition can be made to the SPOC Super Center (assumed to be Romania).

* * *

JAGUAR LAND ROVER TRANSITION APPROACH

* * *

                            DECEMBER 1, 2005                             PAGE 56

FORD GLOBAL SPOC SCOPE OF WORK

* * *

                            DECEMBER 1, 2005                             PAGE 57

FORD GLOBAL SPOC SCOPE OF WORK

PREPARATION AND READINESS

* * *

TRANSFER OF PERSONNEL, PROCESSES AND INFRASTRUCTURE

* * *

                            DECEMBER 1, 2005                             PAGE 58

FORD GLOBAL SPOC SCOPE OF WORK

LAUNCH

* * *

PROJECT LAUNCH METHODOLOGY AND TOOLSETS

* * *

                            DECEMBER 1, 2005                             PAGE 59

FORD GLOBAL SPOC SCOPE OF WORK

* * *

                            DECEMBER 1, 2005                             PAGE 60

FORD GLOBAL SPOC SCOPE OF WORK

CRITICAL ASSUMPTIONS, RISK ANALYSIS & MITIGATION STRATEGIES

* * *

                            DECEMBER 1, 2005                             PAGE 61

FORD GLOBAL SPOC SCOPE OF WORK

* * *

                            DECEMBER 1, 2005                             PAGE 62

FORD GLOBAL SPOC SCOPE OF WORK

ADHERENCE TO TIMELINES

* * *

                            DECEMBER 1, 2005                             PAGE 63

FORD GLOBAL SPOC SCOPE OF WORK

12.0 SPOC PROGRAM ASSUMPTIONS AND RESPONSIBILITIES

* * *

PROGRAM ASSUMPTIONS

* * *

                            DECEMBER 1, 2005                             PAGE 64

FORD GLOBAL SPOC SCOPE OF WORK

FORD RESPONSIBILITIES

* * *

                            DECEMBER 1, 2005                             PAGE 65

FORD GLOBAL SPOC SCOPE OF WORK

TECHTEAM RESPONSIBILITIES

* * *

                            DECEMBER 1, 2005                             PAGE 66

FORD GLOBAL SPOC SCOPE OF WORK

13.0 NORTH AMERICAN FACILITY AGREEMENT

As part of this agreement, Ford Motor North America requires TechTeam to provide a facility suitable to support current North American operations, a true call center environment, and an operationally efficient facility conducive to communication, sharing, and learning.

The provision of facility services under this agreement will include the following:

   -  Physical location

   -  Furniture

   -  Security

PHYSICAL LOCATION

The proposed space is located on the second floor in a secured area of the Atrium building in Dearborn, Michigan. This space has been specifically outfitted to meet Ford security requirements for infrastructure. The following information is based on the site's floor plans for the space currently occupied by the Ford SPOC Program. This information may be altered if further requirements are gathered.

PHYSICAL ADDRESS:                    835 Mason Street; Dearborn, Michigan 48124

SQUARE FOOTAGE:                      23,016 Square Feet

EMPLOYEE WORKSTATIONS:               ~ 140

MANAGEMENT OFFICES:                  17 (East Wing = 10/West Wing = 7)

TEAM LEADER CUBES:                   14 (East Wing = 8/West Wing = 6)

TRAINING ROOMS:                      1 (W-250)

CONFERENCE ROOMS:                    3 (Client Connection Room/E-240/W-320)

SERVER ROOMS:                        1

BREAK ROOM:                          1 (Approximately 1,200 Square Feet)

BATHROOMS:                           Yes

PARKING:                             +/- 90 Available Parking Spaces

SECURITY

TechTeam utilizes a security system with badge reader access throughout the facility and closed circuit cameras for common area monitoring. Access to this facility is restricted to agents and management resources specifically assigned to the Ford Global SPOC Program. At no time is a TechTeam employee, not part of the SPOC operation, granted access to the secure area unless the SPOC management grants specific permission. Ford employees who are dedicated to the Ford Global SPOC Program are provided with a TechTeam badge in order to gain access to this facility.

FURNITURE

TechTeam provides the furniture for the floor space occupied by the Ford Global SPOC Program. This includes all the required furniture for the following:

                            DECEMBER 1, 2005                             PAGE 67

FORD GLOBAL SPOC SCOPE OF WORK

   -  Cubicles

   -  Offices

   -  Conference rooms

   -  Training room

The furniture used for the employees' workstations is part of the Hayworth System. The furniture provided as part of this agreement was purchased new in December 2001, and it is assumed that this same furniture will be used through the entirety of this renewal project and no new furniture will be requested.

TELECOMMUNICATIONS

TechTeam does not provide any telecommunications infrastructure or support as part of this agreement.

TechTeam realizes that in any state-of-the art call center environment, a robust and effective telecommunications solution is critical to achieving optimal success and efficiency. It is Ford's responsibility to maintain a telecommunications solution that enables the Ford SPOC Program to effectively support its end-user population.

TechTeam is poised to offer Ford possible telecommunication solutions at Ford's request.

NETWORK

TechTeam does not provide any network connectivity, infrastructure, or support as part of this agreement.

Ford network connectivity, infrastructure, and support are currently provided by Ford and it is TechTeam's assumption that Ford will maintain responsibility for the network as part of this agreement. This connection is required for the Ford Global SPOC Program to be operational because agents require network connection to the GIRS and related support technologies. The fiber is already in place from the third floor connection location to the existing wiring room on the second floor of the Atrium building.

In this configuration, only the Ford network will be available to the occupants of the second floor. These resources will be limited to the staff (Ford and TechTeam) that is directly related to supporting the Ford Global SPOC Program. As part of this proposal, Ford also supplies a wireless network in this facility. TechTeam and public Internet resources are only available per normal Ford standards. The following diagram outlines the configuration currently in place.

NOTE: TECHTEAM WILL HONOR ANY FORD AUDIT REQUESTS TO ENSURE FORD SECURITY STANDARDS ARE UPHELD.

                            DECEMBER 1, 2005                             PAGE 68

FORD GLOBAL SPOC SCOPE OF WORK

* * *

FACILITY SCALABILITY REQUIREMENTS

As the SPOC Program North American region grows, Ford may require additional facilities services as defined in this section above. Ford is aware that TechTeam currently maintains facility space adjacent to the space currently occupied by Ford, for TechTeam use. Through TechTeam's response to this SOW, Ford is requesting that TechTeam provide pricing and a proposed consumption process that could be implemented should Ford require the expansion into additional facility space within the Dearborn Michigan Atrium building. TechTeam should assume that the Facility Service Assumptions and Responsibilities listed below will apply to all additional facilities services that Ford purchases from TechTeam.

FACILITY SERVICES ASSUMPTIONS AND RESPONSIBILITIES

FORD RESPONSIBILITIES

  - Provide all tools that support the SPOC Program such as the following: GIRS, GIRB, SCOPE, building matrix, phone and client satisfaction databases, and associated search tools

  - Provide all standard software loads and utilities, and ensure compliance with software licensing and copyright laws

  - Provide all telecommunications access, infrastructure, and software

  - Provide LAN/WAN connectivity, infrastructure, and support

  - Provide all PCs, hardware, software, and infrastructure in alignment with the current setup at the Ford North American Support Center

  - Provide hardware support for workstations

  - Provide wireless access within the SPOC facility

  - Provide access to AT&T Language Line to assist support center analysts in communicating with callers speaking a language other than English or German

                            DECEMBER 1, 2005                             PAGE 69

FORD GLOBAL SPOC SCOPE OF WORK

TECHTEAM RESPONSIBILITIES

   -  Provide all required personnel access to the Atrium facility

   - Comply with Ford security requests regarding telecommunications and network issues

   -  Provide facility, security and furniture for the Atrium facility

PROJECT ASSUMPTIONS

   - All client-provided assets will be covered under TechTeam's insurance policy

   - Ford's GIRS, GIRB, SCOPE, building matrix, phone, and SPOC client satisfaction databases will be the master sources of SPOC's documentation and data

                            DECEMBER 1, 2005                             PAGE 70

FORD GLOBAL SPOC SCOPE OF WORK

14.0 INVESTMENT SUMMARY

CORE SERVICES INVESTMENT METHODOLOGY

* * *

                            DECEMBER 1, 2005                             PAGE 71

FORD GLOBAL SPOC SCOPE OF WORK

CORE SERVICES PRICING MATRIX

* * *

MENU OPTION PRICING

* * *

                            DECEMBER 1, 2005                             PAGE 72

FORD GLOBAL SPOC SCOPE OF WORK

* * *

                            DECEMBER 1, 2005                             PAGE 73

FORD GLOBAL SPOC SCOPE OF WORK

FIXED FEE ACTIVITIES

* * *

                            DECEMBER 1, 2005                             PAGE 74

FORD GLOBAL SPOC SCOPE OF WORK

* * *

                            DECEMBER 1, 2005                             PAGE 75

FORD GLOBAL SPOC SCOPE OF WORK

TIME AND MATERIALS ACTIVITIES

* * *

                            DECEMBER 1, 2005                             PAGE 76

FORD GLOBAL SPOC SCOPE OF WORK

NORTH AMERICAN FACILITIES PRICING

* * *

FACILITY EXPANSION

* * *

FACILITIES PRICING ASSUMPTIONS

* * *

                            DECEMBER 1, 2005                             PAGE 77

FORD GLOBAL SPOC SCOPE OF WORK

TRANSITION COSTS

* * *

RE-DESIGNED GLOBAL SPOC PROGRAM IMPLEMENTATION COSTS

* * *

JLR INTEGRATION IMPLEMENTATION COSTS

* * *

                            DECEMBER 1, 2005                             PAGE 78

FORD GLOBAL SPOC SCOPE OF WORK

UK-JLR MENU OPTION PRICING

EXPANDING JLR FROM 10 TO 11 CONTIGUOUS HOURS

* * *

JLR SPECIFIC SPOC MANUFACTURING SUPPORT CENTER OPTION

* * *

                            DECEMBER 1, 2005                             PAGE 79

FORD GLOBAL SPOC SCOPE OF WORK

VARIABLE PRICING

SEAT COUNT GROWTH

* * *

SEAT COUNT DECLINES

* * *

                            DECEMBER 1, 2005                             PAGE 80

FORD GLOBAL SPOC SCOPE OF WORK

QUALITY ASSURANCE PRICING

* * *

INVESTMENT

* * *

                            DECEMBER 1, 2005                             PAGE 81

FORD GLOBAL SPOC SCOPE OF WORK

TIME AND MATERIALS RATES

* * *

                            DECEMBER 1, 2005                             PAGE 82

FORD GLOBAL SPOC SCOPE OF WORK

DE-NIEHL (DE-KOLN) CREDIT - FORD EMPLOYEES WORKING IN SPOC

* * *

                            DECEMBER 1, 2005                             PAGE 83

FORD GLOBAL SPOC SCOPE OF WORK

INVESTMENT ASSUMPTIONS

* * *

CUSTOMER COUNT ASSUMPTIONS:

* * *

                            DECEMBER 1, 2005                             PAGE 84

FORD GLOBAL SPOC SCOPE OF WORK

GOVERNANCE ASSUMPTIONS:

* * *

OTHER INVESTMENT ASSUMPTIONS:

* * *

INVOICING METHOD

* * *

                            DECEMBER 1, 2005                             PAGE 85

FORD GLOBAL SPOC SCOPE OF WORK

15.0 AGREEMENT

INITIAL TERM

The term of this agreement shall commence upon the effective date of December 1, 2005 and shall remain in effect for thirty-six (36) months.

TERMS

FORD TERMS AND CONDITIONS

TechTeam agrees that the Global Ford Terms and Conditions for Non Production Goods and Services FGT28, Rev.9/05 will govern the 2005-2008 Ford Global SPOC Program contract. Ford and TechTeam have agreed to the following changes to the Ford Terms and Conditions document:

  - TechTeam and Ford agree that the regional Purchase Orders will state that the SOW details the services provided and, to the extent it conflicts with the T&C's, the SOW controls. This approach also ensures that both Ford and TechTeam provide written consent to any design or deliverables changes.

  - Section 24, Termination/Expiration.

      - Section (b): TechTeam and Ford agree that the language will be modified to require TechTeam to concurrently notify Ford and the public of an agreement to sell the company.

  - TechTeam and Ford agree that the Terms and Conditions shall include the following language:

    In no event shall the total liability of TechTeam, or its employees, affiliates, agents, representatives or third-party information providers, for all damages, losses and causes of action whether in contract, tort, including negligence, or otherwise, either jointly or severally, exceed Ten Million dollars ($10,000,000) per incident. TechTeam's total liability for multiple incidents shall not exceed the aggregate dollar amount paid by Ford to TechTeam during one year for services provided by TechTeam under the terms of this agreement.

OTHER CONTRACT TERMS

  - TechTeam's performance will also be measured according to the service levels detailed in Section 6. Should TechTeam fail to meet these service level agreements, over a sustained period of time, they will have a period of sixty days to remedy their performance. If TechTeam fails to remedy their performance against the service level agreements, Ford Motor Company has the right to terminate the agreement. The exception to this performance remedy would be a deviation from the service level agreements that was agreed upon by the SPOC Board of Governors. For example, if Ford Motor Company asked TechTeam to reduce service levels in order to reduce costs, this would not be considered a valid performance issue.

  - Regional purchase orders will be raised in local currency and invoicing and payment will be in local currency.

  - Each regional purchase order will specifically state that Ford may terminate its purchase obligations under the Global SPOC Program Purchase Order, in whole or in part, with a ninety day written notice of termination to TechTeam.

                            DECEMBER 1, 2005                             PAGE 86

FORD GLOBAL SPOC SCOPE OF WORK

The signatures below indicate both parties' agreement to all items within this proposal document.

____________________________________    ____________________________________
        FORD MOTOR COMPANY                          TECHTEAM GLOBAL, INC.

/s/ Irene White                         /s/ James Hoen
------------------------------------    ------------------------------------
          Printed Name:                                 Printed Name:
IRENE WHITE, SPOC SUPPORT SERVICES           JAMES HOEN, VP-SALES NORTH AMERICA

____________________________________    ____________________________________
         Date: 2/28/2006                               Date: 2/28/2006

                            DECEMBER 1, 2005                             PAGE 87

FORD GLOBAL SPOC SCOPE OF WORK

* * *

                               FORD MOTOR COMPANY

                           GLOBAL TERMS AND CONDITIONS

                      FOR NON-PRODUCTION GOODS AND SERVICES

                                FGT28, REV. 9/05

                          EFFECTIVE SEPTEMBER 30, 2005

                               FORD MOTOR COMPANY

Global Terms and Conditions for Non-Production Goods and Services

TABLE OF CONTENTS

SECTION   DESCRIPTION                                                       PAGE
-------   -----------                                                       ----
   N/A    General                                                             3
   1      Offer, Acceptance                                                   3
   2      Modifications                                                       3
   3      Samples                                                             4
   4      Bailed Property                                                     4
   5      Delivery Dates, Releases                                            4
   6      Packing, Marking, Shipping                                          4
   7      Shipping Documents                                                  5
   8      Inspection                                                          6
   9      Invoices, Payment, Currency                                         6
   10     Applicable Taxes                                                    6
   11     Warranty                                                            6
   12     Defense and Indemnity                                               6
   13     Title and Engineering Drawings, Specifications                      7
   14     Infringement and Proprietary Rights                                 7
   15     Information and Data                                                8
   16     Personally Identifiable Information                                 9
   17     Copyrights                                                          9
   18     Subcontracts                                                        9
   19     Advertising                                                         9
   20     Audit Rights                                                        9
   21     Assignment                                                         10
   22     Excusable Delays                                                   10
   23     Remedies, Waivers                                                  10
   24     Termination/Expiration                                             10
   25     Compliance with Law                                                11
   26     Applicable Law and Arbitration                                     11
   27     Basic Working Conditions and Employment Status                     12
   28     Tooling: Title, Identification                                     13
   29     Tooling Invoices, Payment for Buyer-Owned Tooling                  13

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FORD MOTOR COMPANY                                               FGT28, Rev 9/05

                           GLOBAL TERMS AND CONDITIONS
                      FOR NON-PRODUCTION GOODS AND SERVICES

     GENERAL

Ford Motor Company and its affiliated companies around the world comprise a global entity whose business activities consist of development, manufacture, marketing and sale of motor vehicles, automotive parts and financial services. Our mission is to improve continually our products and services to meet our customer's needs. The automotive vehicle market is undergoing constant development. Our customers are constantly raising their requirements with respect to function, quality and safety. Environmental leadership is becoming an increasingly important aspect of customer choice. Thus, constant change and improvement are necessary to be competitive.

Successful relationships with our suppliers are important to us. Our suppliers are an essential part of our team, playing a pivotal role in helping us to consistently deliver quality products to our customers. Ford and its suppliers agree that every single component must meet or exceed the requirements and expectations of our customers and that greater customer satisfaction is the only way for both Ford and its suppliers to achieve long-term increased volume and profitability. Our suppliers' commitment to quality and willingness to work together are key to Ford becoming the preeminent manufacturer of cars and trucks in the world which will allow each of us to grow our businesses and to provide superior returns to our respective shareholders.

To achieve our mutual goal, we must work together to exceed customer expectations by consistently delivering exciting new products, with high quality and low cost. In view of these goals and objectives, Ford and its suppliers agree that the following terms and conditions, which shall be applied in the spirit of fairness and good faith, govern the purchase delivery of goods and services from the supplier to Ford.

These terms and conditions and associated documents are issued on behalf of the Ford company identified on the face of a Purchase Order as the "Buyer" and will apply to all orders issued to you as the Seller for non-production goods and services ("Supplies"). Purchase Orders and other associated purchasing documents will be valid without signature if issued by Buyer through its computer system or other electronic means. The reference to Purchase Order herein shall include a blanket Purchase Order, Release, or similar documents issued by Buyer to Seller.

1. OFFER, ACCEPTANCE

(a) A Purchase Order (or Release against a blanket Purchase Order) is an offer to Seller by Buyer to enter into the purchase and supply agreement it describes. Seller's commencement of work thereunder will constitute acceptance of the offer.

(b) Acceptance is expressly limited to the terms of Buyer's offer. Once accepted, such Purchase Order together with these terms and conditions will be the complete and exclusive statement of the purchase agreement. Any modifications proposed by Seller are expressly rejected by Buyer and shall not become part of the agreement in the absence of Buyer's written acceptance.

2. MODIFICATIONS

(a) Buyer, at any time, by way of written notice to Seller, may change the design (including drawings, materials and specifications), processing, method of packing and shipping, and the date or place of delivery of the Supplies.

(b) If any such change affects cost or timing, Buyer will adjust the purchase price and delivery schedules equitably.

(c) Seller will not make any change in the design, processing, packing, shipping or date or place of delivery of the Supplies unless done pursuant to Buyer's instructions or with Buyer's written approval.

3. SAMPLES

Seller will supply samples in accordance with Buyer's quality standard QS9000 and/or its applicable supplements if samples are specified as required by a Purchase Order.

4. BAILED PROPERTY

Seller bears all responsibility for loss of and damage to any property owned by Buyer and in Seller's possession or control for use in performing a Purchase Order, including responsibility for loss and damage which occur despite Seller's exercise of reasonable care, but excluding normal wear and tear. Seller will (i) properly house and maintain such property on Seller's premises, (ii) prominently mark it Property of Buyer, (iii) refrain from commingling it with the property of Seller or with that of a third party, (iv) adequately insure such property against loss or damage, and (v) not move it to another location whether owned by Seller or a third party, without the prior written consent of Buyer, except in the case of an emergency, Seller may move such property provided that it gives Buyer notice that the property has been moved and the location of the property as soon as reasonably practicable. Buyer will have the right to enter Seller's premises at reasonable times to inspect such property and Seller's records pertaining thereto. Where permitted by law, Seller waives any lien that Seller might otherwise have on any of Buyer's property for work done thereon or otherwise. Seller will assign to Buyer any claims Seller has against third parties with respect to Buyer's property. Upon request, Seller immediately will deliver such property at Buyer's option F.O.B. Carrier Seller's facility (Ex Works Loaded) or F.O.B. Buyer's premises (CIF Buyer Plant/Delivered Buyer Plant), properly packed and marked in accordance with the requirements of the carrier and Buyer. Seller will cooperate with Buyer's removal of the property from Seller's premises.

5. DELIVERY DATES, RELEASES

If delivery dates are not specified in a Purchase Order, Seller will procure materials and fabricate, assemble, and ship Supplies or provide services only as authorized in shipment releases issued to Seller by Buyer. Buyer may return overshipments to Seller at Seller's risk and expense for all packing, handling, sorting, and transportation. Buyer, at any time may change or temporarily suspend shipping schedules specified in a Purchase Order or shipment release or other written instructions issued by Buyer pursuant to this Section. For Supplies shipped to North American destinations, the North American Shipping & Routing Guide (Web-Guide) will apply. Time and quantity are of the essence in any Purchase Order. Unless otherwise agreed, delivery times specified are the times of delivery of the Supplies at Buyer's designated place of delivery or destination.

6. PACKING, MARKING, AND SHIPPING

(a) Seller will pack, mark and ship Supplies in accordance with all applicable packaging standards of Buyer and, as appropriate, the carrier transporting such Supplies. For Supplies shipped to European destinations, the applicable standards are contained in Buyer's Supplier Packaging Guide (EU1750 - Web-Guide) and for Supplies shipped to North American destinations, Buyer's Ford Packaging Guidelines (MFG ENG 1750 - Web-Guide) shall apply. Buyer's standards for Supplies shipped to all other destinations may be requested from Buyer's representative. Seller will ensure that any third parties who supply packaging for Buyer's Supplies agree to comply with such standards. Seller will reimburse Buyer for all expenses incurred by Buyer as a result of improper packing, marking, routing, or shipping.

(b) Upon request, Seller will assist Buyer with regard to packing, marking, routing, and shipping that will enable Buyer to secure the most economical transportation rates.

(c) Seller will not charge separately for packing, marking, or shipping, or for materials used therein unless Buyer specifies in writing that it will reimburse Seller for such charges.

(d) Buyer may require shipment of any of the Supplies by a more expeditious method of transportation if Seller fails to meet the shipping requirements of a Purchase Order and Seller will bear the cost difference of such transportation unless such failure is due to an excusable delay as specified in Section 22.

(e) For Supplies that may contain potentially hazardous materials, if requested by Buyer, Seller shall promptly furnish to Buyer in whatever form and detail Buyer requests (i) a list of all potentially hazardous ingredients in the Supplies (ii) the quantity of one or more such ingredients and (iii) information concerning any changes in or additions to such ingredients. Before shipping the Supplies, Seller agrees to furnish to Buyer sufficient warning and notice in writing (including appropriate labels on the Supplies, containers and packing) of any hazardous material that is an ingredient or a part of any of the Supplies, together with such special handling instructions necessary to advise carriers, Buyer, and their respective employees how to exercise that measure of care and precaution that will best prevent bodily injury or property damage in the handling, transportation, processing, use or disposal of the Supplies, containers and packing shipped to Buyer. Seller shall comply with all applicable federal, state, provincial and local laws and regulations pertaining to product and warning labels.

(f) Seller shall comply with Buyer's applicable Web-Guide for Environmental Requirements which is an integral part of the Purchase Order.

7. SHIPPING DOCUMENTS

(a) For Supplies shipped to European destinations:

     (i) Bills of Lading and Advice Notes must accompany each material shipment. In all other respects Seller shall conform to Buyer's applicable Material Shipping Guide.

     (ii) Generally applicable delivery terms and title transfer are as shown in Buyer's Material Shipping Guide unless agreed otherwise in writing between the parties. Specific delivery terms applying to each Purchase Order will be stated thereon and on any other such documents as are referenced on the relevant order.

(b) For Supplies shipped to North American destinations:

     (i) Seller will obtain a straight bill of lading from the carrier of the Supplies and will include on each packing slip and bill of lading the relevant Purchase Order number and the destination address.

     (ii) Seller will include a numbered master packing slip with each shipment. For shipments of less than a full carload or truckload, the slip will be included in one of the packages that will be marked "Packing Slip Inside." For full carload and truckload shipments the master packing slip will be enclosed in an unsealed envelope that is affixed near the door on the inside of the freight vehicles.

     (iii) Seller will retain the original bill of lading for three years from the date of shipment unless otherwise directed by the Traffic Manager at the destination facility.

     (iv) For each international shipment, Seller will comply with the customs invoicing and documentation requirements of the destination country. Seller will include a priced invoice (if required) with the master packing slip and upon request will furnish all other documentation required for export from Seller's country or import into Buyer's country. Any and all benefits or credits resulting from a Purchase Order with Buyer including but not limited to trade credits, export credits, customs drawbacks, rebate of taxes, fees, etc. will belong to Buyer (unless otherwise stated on a Purchase Order or a country's practice is to let credits remain with Seller). Seller upon request will furnish all documents required to obtain the foregoing benefits and credits and will identify the country of origin of the materials used in the Supplies and the value added thereto in each country. Additional customs information is available upon request from Buyer's customs department in the destination country.

8. INSPECTION

Buyer at its option may reject and return at Seller's risk and expense, or retain and correct, Supplies that fail to conform to the requirements of a Purchase Order even if the nonconformity does not become apparent until the manufacturing or processing stage. If Buyer elects to correct the Supplies, it will consult with Seller on the method of correction. Seller will reimburse Buyer for all reasonable expenses resulting from rejection or correction.

9. INVOICES, PAYMENT, CURRENCY

(a) Payment terms will be as specified in the relevant Purchase Order. See Payment Web-Guide for more detailed descriptions.

(b) Seller agrees that all its accounts with Buyer will be administered on a net settlement basis and that Buyer may set off and recoup debits and credits, including Buyer's attorney fees and costs of enforcement, against any of Seller's accounts regardless of basis for such debits or credits and without additional notice. In this subsection 9(b) "Buyer" includes Buyer's parent, subsidiaries and affiliates, and "Seller" includes Seller's parent and subsidiaries.

(c) Unless a Purchase Order specifically states otherwise, all payments for Supplies shall be made in the local currency of the Seller's manufacturing location for the Supplies or in the case of services, in the local currency of Buyer's location that receives the services.

10. APPLICABLE TAXES

The total price specified for Supplies on a Purchase Order will include all elements of freight, duty and tax as specified in the relevant delivery term with the exception of value added tax (VAT), if applicable, which will be shown separately on Seller's invoice. Seller shall comply with all applicable provisions of Buyer's Tax Web-Guide that is an integral part of each Purchase Order. All applicable U.S. state sales tax direct pay permit numbers, and Canadian federal and provincial license/permit numbers are listed in Buyer's Tax Web-Guide.

11. WARRANTY

(a) Seller warrants that Supplies under a Purchase Order will, during the warranty period specified below, conform to the applicable drawings, specifications, or other description furnished pursuant to the Purchase Order, and regulations in force in countries where the Supplies are to be sold, be free of defects in design (to the extent that Seller furnished the design), materials, and workmanship and be suitable for the purpose intended.

(b) The warranty period for non-production Supplies shall be the greater of one year after final acceptance by Buyer, or the period specified on Buyer's Purchase Order.

12. DEFENSE AND INDEMNITY

(a) To the full extent permitted by applicable law, Seller will indemnify Buyer, its directors, officers and employees and authorized dealers for all expenses (including attorney fees, settlements, and judgments) incurred by Buyer in connection with all claims (including lawsuits, administrative claims, regulatory actions, and other proceedings to recover for personal injury or death, property damage, or economic losses) that are related in any way to Seller's representations, performance or obligations under a Purchase Order, including claims based on Seller's breach of warranty and claims for any related violations of any applicable law, ordinance or regulation or government authorization or order. Seller's obligation to indemnify under this Section will apply regardless of whether the claim arises in tort, negligence, contract, warranty, strict liability or otherwise except to the extent of the negligence of Buyer.

(b) If Seller provides services to Buyer on Buyer's premises, Seller will examine the premises to determine whether they are safe for such services and will advise Buyer promptly of any situation it deems to be unsafe. Seller's employees, contractors and agents will not possess, use, sell or transfer illegal drugs, medically unauthorized drugs or controlled substances, or unauthorized alcohol, and will not be under the influence of alcohol or drugs on Buyer's premises. Seller shall be exclusively responsible for, shall bear, and shall relieve Buyer from liability for all loss, expense, damage or claims resulting from bodily injury, sickness or disease, including death at any time resulting therefrom, sustained by any person or persons, or on account of damage to or destruction of property, including that of Buyer, arising out of, or in connection with the performance of work on Buyer's premises except that Seller shall not be responsible for or relieve Buyer from liability for claims arising from the willful misconduct or the sole negligence of Buyer. For services performed on Buyer's premises in Canada, Seller must furnish, prior to payment, evidence of compliance with the Workplace Safety and Insurance Act, 1997 or other applicable workers' compensation legislation.

13. TITLE AND ENGINEERING DRAWINGS, SPECIFICATIONS

(a) Any documents, including drawings and specifications produced or acquired by Seller under a Purchase Order will belong to Buyer, subject only to Seller's patent rights, but without any other restrictions on Buyer's use, including reproduction, modification, disclosure or distribution of the documents or the information contained therein. To the extent such documents contain original work of authorship created in order to comply with a Purchase Order, the copyrights to such work shall be owned by Buyer in accordance with Section 17. Seller agrees not to label any such documents with a notice asserting that the documents contain confidential or proprietary information of Seller. Any engineering drawing that Seller is required to prepare and furnish to Buyer will conform to the requirements of the local computer aided design standards of the Buyer.

(b) All drawings, know-how, and confidential information supplied to Seller by Buyer and all rights therein will remain the property of Buyer and will be kept confidential by Seller in accordance with Section 15(f). Seller is licensed to use Buyer's drawings, know-how, and confidential information only for the purpose of fulfilling its obligations under a Purchase Order. In addition to the obligations of Section 15(f), Seller will not disclose such drawings to third parties unless this is required for Seller to fulfill its duties under a Purchase Order. Seller will inform Buyer in writing of any third parties to whom Seller subcontracts any of the work required under a Purchase Order specifying in detail the work which has been subcontracted to such third party. Seller will ensure that any third party to whom Seller subcontracts any of the work hereunder is bound by all the terms and conditions relating to such work to which Seller is bound under a Purchase Order.

14. INFRINGEMENT AND PROPRIETARY RIGHTS

(a) Seller at its expense will indemnify and hold Buyer harmless with respect to every claim that may be brought against Buyer or others that use the Supplies of a Purchase Order, for any alleged infringement of any present or future patent, copyright, industrial design right or other proprietary right based on Seller's activity under a Purchase Order, or the manufacture, sale, or use of the Supplies (i) alone, (ii) in combination by reason of their content, design or structure, or (iii) in combination in accordance with Seller's recommendations. Seller will investigate and defend or otherwise handle every such claim, and at Buyer's request, assist Buyer in Buyer's investigation, defense, or handling of any such claim. Seller will pay all expenses and damages or settlement amounts that Buyer and others selling Buyer's products or using the Supplies of a Purchase Order may sustain by reason of each such indemnified claim. Seller's obligations will apply even though Buyer furnishes all or any portion of the design and specifies all or any portion of the processing used by Seller.

(b) Seller grants to Buyer a nonexclusive, royalty free, permanent, paid-up, irrevocable license with a right to grant a sublicense to any of its Related Companies to rebuild and have rebuilt the Supplies of a

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Purchase Order. "Related Company" means Ford Motor Company (U.S.) (if it is not the Buyer under a Purchase Order) and any company in which Ford Motor Company (U.S.) owns, directly or indirectly, twenty-five percent or more of the capital or voting stock.

(c) Seller will not sell or otherwise dispose or transfer any product, that is supplied to Buyer under a Purchase Order and that incorporates any trademark, patentable invention, copyright work, industrial design or other matter that is the subject of any intellectual property right of Buyer or any of its Related Companies, to any party other than Buyer, except where specifically authorized by Buyer in writing.

15. INFORMATION AND DATA

(a) Seller will furnish to Buyer, or another party designated by Buyer, without restrictions on use or disclosure, all information and data Seller acquires or develops in the course of Seller's activities under a Purchase Order. At Buyer's request, Seller also will discuss with Buyer or another party designated by Buyer, without restrictions on use or disclosure, any potential design, quality or manufacturing problems with Supplies Seller worked on or produced pursuant to a Purchase Order.

(b) At Buyer's request, Seller will furnish to Buyer all other information and data of Seller which Buyer deems necessary to understand the operation and to maintain the goods delivered under a Purchase Order, and to understand and apply the information and data of Section 15(a) hereof, with no restrictions on use other than Seller's patent rights.

(c) With respect to inventions which Seller conceives or first reduces to practice in the course of Seller's experimental or developmental activities under a prior development agreement, early sourcing agreement, or a Purchase Order, Seller grants to Buyer a permanent, paid-up, nonexclusive, worldwide license, with a right to sublicense others, to make, have made, use, have used and sell manufactures, compositions, machines, and processes, covered by patents obtained for such inventions.

(d) Seller grants to Buyer a permanent, paid-up, nonexclusive, worldwide license, with a right to grant a sublicense to any of its Related Companies, to
(i) make, have made, use, have used and sell manufactures, compositions, machines and processes used in products or services made by or for Buyer or any of its Related Companies, under any other patents which are now or hereafter owned or controlled by Seller and are necessary to exercise Buyer's rights in
Section 15(c), and (ii) use, repair, modify and sell any operating software incorporated in the Supplies in conjunction with the use or sale of the Supplies.

(e) To the extent Buyer requires a license that is not provided in Sections 15(c) and 15(d), Seller grants to Buyer, and agrees to grant to any Related Company designated by Buyer, a nonexclusive license, on reasonable terms and conditions, to make, have made, use, have used and sell manufactures, compositions, machines and processes used in products or services made by or for Buyer or any of its Related Companies, under any patents now or hereafter owned or controlled by Seller which cover any inventions embodied in the Supplies of a Purchase Order.

(f) Unless otherwise indicated in writing by Buyer, Seller will use reasonable care to prevent disclosing to others and will use only for the benefit of Buyer,
(i) the technical information and data furnished by Buyer or developed or acquired by Seller in its work under a Purchase Order, prior development agreement or early sourcing agreement for Supplies related to or using such technical information or data, and (ii) information relating to any portion of Buyer's business that Seller may acquire in the course of Seller's activities under a Purchase Order, prior development agreement or early sourcing agreement. This obligation shall continue so long as any Purchase Order for Supplies related to or using such technical information or data is in effect and for a period of two years thereafter. This obligation will not apply to information that is or becomes publicly known through no fault of Seller. Nevertheless, Seller may disclose the information and data of subsections (f)(i) and (f)(ii) hereof to third parties if this is required for Seller to fulfill its duties under a Purchase Order and such third parties have agreed to conditions at least as stringent as those contained herein.


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16. PERSONALLY IDENTIFIABLE INFORMATION

Seller will use Reasonable Care to protect the security, integrity and confidentiality of Buyer's Personally Identifiable Information. "Reasonable Care" is the standard of care Seller will use in protecting the security, integrity and confidentiality of its own confidential information. Buyer's "Personally Identifiable Information" is (i) information regarding Buyer's or any of its Related Companies' customers and (ii) information regarding Buyer's or any of its Related Companies' employees excluding in the case of employees, business contact information (name, business telephone number, business address) used by Seller solely for business contact purposes related to providing Supplies under the Purchase Order.

17. COPYRIGHTS

(a) Any work of authorship created by Seller or Seller's employees under a Purchase Order which is specially ordered or commissioned by Buyer will be considered as a "work made for hire" and all copyrights for such works of authorship will belong to Buyer.

(b) In the event any portion of any work of authorship created by the Seller in performing the services under a Purchase Order does not qualify as "work made for hire", Seller hereby assigns or, if Seller has failed to previously secure ownership of all copyrights in such portion, will obtain title and assign all copyrights to such work to Buyer.

(c) All works of authorship subject to Sections 17(a) or 17(b) will bear a valid copyright notice designating Buyer as the copyright owner, for example:
"Copyright (C) 200X, Ford Motor Company", where "200X" is the year the work was created.

(d) Seller hereby grants to Buyer a permanent, nonexclusive, paid-up, worldwide license, with a right to grant a sublicense to any of its Related Companies, under each copyright it owns and controls or has the right to license, in each work of authorship fixed in any tangible medium of expression furnished by Seller to Buyer or its designee pursuant to a Purchase Order, to use such work, to reproduce such work, to prepare derivative works, to distribute copies of such work to the public, and to perform and display such work publicly.

18. SUBCONTRACTS

In each subcontract of Seller's work performed pursuant to a Purchase Order, Seller will obtain for Buyer the rights and licenses granted in Sections 13, 15, and 17, and, if applicable, Section 28.

19. ADVERTISING

Any reference to Buyer or any of its Related Companies or use of Buyer's trade marks or logos by Seller in Seller's advertising or publicity materials will comply with Buyer's Publicity Web-Guide and Advertising Web-Guide

20. AUDIT RIGHTS

Buyer will have the right at any reasonable time to send its authorized representatives to examine all pertinent documents and materials in the possession or under the control of Seller relating to any of Seller's obligations under a Purchase Order or any payments requested by Seller pursuant to a Purchase Order. Seller shall maintain all pertinent books and records relating to a Purchase Order for a period of two years after completion of services or delivery of Supplies pursuant to that Purchase Order.


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21. ASSIGNMENT

Seller will not assign or delegate all or substantially all of its substantive duties under a Purchase Order, nor transfer to another any intellectual property right that is licensed to Buyer under Section 15, without Buyer's prior written approval. Seller will provide Buyer with reasonable advance written notice of any assignment of Seller's right to receive payment under a Purchase Order. Any such assignment shall not prohibit Buyer from enforcing any of its rights against the assignee. Buyer will have the right to assign any benefit or duty under a Purchase Order to any third party upon notice to Seller.

22. EXCUSABLE DELAYS

Neither Buyer nor Seller will be liable for a failure to perform that arises from causes or events beyond its reasonable control and without its fault or negligence, including labor disputes. The party claiming the excusable delay shall give notice in writing as soon as possible after the occurrence of the cause relied on and after termination of the condition. In the event of an excusable delay in performance, Buyer at its option may acquire possession of all finished goods, work in process, and parts and materials produced or acquired for the work under a Purchase Order, and Seller will deliver such articles to Buyer, at Buyer's option, Seller's facility (Ex Works Loaded) or F.O.B. Buyer's facility (CIF Buyer Plant/Delivered Buyer's Plant). Buyer may also obtain the Supplies covered by a Purchase Order elsewhere for the duration of the impediment and a reasonable period thereafter. Prior to the expiration of any directly related labor contract of Seller, Seller at its expense will take such actions as Seller may reasonably determine to ensure the uninterrupted production of supplies for a period of 30 days for Buyer during any anticipated labor disruption or slowdown resulting from the expiration of the labor contract.

23. REMEDIES, WAIVER

The individual remedies reserved in a Purchase Order will be in addition to any remedies provided by law. No waiver of any breach of any provision of a Purchase Order will constitute a waiver of any other breach of such or any other provisions.

24. TERMINATION/EXPIRATION

(a) Unless a Purchase Order specifically states otherwise, Buyer may terminate its purchase obligations under a Purchase Order, in whole or in part, at any time by a written notice of termination to Seller. Buyer will have such right of termination notwithstanding the existence of an Excusable Delay of Section 22.

(b) Buyer may terminate a Purchase Order without liability to Seller if Seller
(i) sells, or offers to sell, a substantial portion of its assets used for the production of Supplies for Buyer, or (ii) sells or exchanges, or offers to sell or exchange an amount of its stock that would result in a change in the control of Seller. Buyer shall give Seller written notice of the termination at least 30 days prior to the effective termination date. Seller shall notify Buyer no more than ten days after entering into any negotiations for the sale or exchange of its stock or assets that could result in a change of control of Seller. Upon Seller's request, Buyer will execute an appropriate non-disclosure agreement relating to information disclosed by Seller regarding the potential transaction.

(c) Upon receipt of the notice of termination, Seller, unless otherwise directed by Buyer, will (i) terminate promptly all work under a Purchase Order; (ii) transfer title and deliver to Buyer the finished work, the work in process, and the parts and materials which Seller produced or acquired in accordance with a Purchase Order and which Seller cannot use in producing goods for itself or for others; (iii) verify/settle all claims by subcontractors for actual costs that are rendered unrecoverable by such termination and provided the recovery of materials in Seller's possession is ensured; and (iv) take actions reasonably necessary to protect property in Seller's possession in which Buyer has an interest until disposal instruction from Buyer has been received; and (v) upon Buyer's reasonable request, cooperate with Buyer in effecting resourcing production of the Supplies to a different supplier.


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(d) Upon termination by Buyer under this Section, Buyer's obligation to Seller will be (i) the Purchase Order price for all finished work and completed services which conform to the requirements of a Purchase Order; (ii) Seller's actual cost of the work in process and parts and materials transferred to Buyer in accordance with subsection (c) (ii) hereof; (iii) Seller's actual costs of settling the claims by subcontractors of subsection (c) (iii) hereof; and (iv) Seller's actual cost of carrying out its obligations of subsection (c) (iv) hereof, but Buyer's obligations will not exceed those Buyer would have had to Seller in the absence of termination. Unless otherwise stated in a Purchase Order, Buyer shall have no obligation for and shall not be required to make payments to Seller, directly or on account of claims by Seller's subcontractors, for loss of anticipated profit, unabsorbed overhead, interest on claims, product development and engineering costs, tooling, facilities and equipment rearrangement costs or rental, unamortized depreciation costs, and general and administrative burden charges from termination of a Purchase Order.

(e) Seller will furnish to Buyer, within one month after the effective date of termination, Seller's termination claim, which will consist exclusively of the items of Buyer's obligation to Seller that are listed in subsection (c) hereof. Buyer may audit Seller's records, before or subsequent to payment, to verify amounts requested in Seller's termination claim.

(f) Buyer will have no obligation to Seller under (a), (c), (d), or (e) above if Buyer terminates its purchase obligations of a Purchase Order because of a default by Seller.

25. COMPLIANCE WITH LAW

(a) Seller and Supplies shall comply with applicable laws, rules, regulations, orders, conventions, ordinances or standards of the country of destination or which relate to the manufacture, labeling, transportation, importation, licensing, approval or certification of the Supplies, including those relating to environmental matters, wages, hours, and conditions of employment, subcontractor selection, discrimination, occupational health/safety, and motor vehicle safety. At Buyer's request, Seller shall certify in writing its compliance with any or all of the foregoing. Buyer requires strict compliance with this provision and has the right to immediately terminate a Purchase Order if there is a breach hereof.

(b) For Supplies shipped to European destinations Seller will notify Buyer of the 'Classification of Dangerous Goods' in conformity with the "European Agreement concerning the International Carriage of Dangerous Goods" prior to the first delivery of such Supplies.

26. APPLICABLE LAW AND ARBITRATION

(a) A Purchase Order shall be governed by the law of Buyer's principal place of business without regard to conflict of laws provisions thereof, and litigation on contractual causes arising from a Purchase Order shall be brought only in that jurisdiction. For Ford Motor Company, a Delaware corporation and any U.S. subsidiary, joint venture or other operation located in the U.S., the principal place of business will be deemed to be Michigan. The UN Convention for the International Sale of Goods is expressly excluded.

(b) If either party initiates litigation on such contractual causes, the other party shall have the right to initiate mediation and binding arbitration in accordance with the following: (i) In the case of Ford Motor Company or any of its U.S. subsidiaries, joint ventures or other operations located in the U.S., the Model Procedure for Mediation of Business Disputes of the Center for Public Resources ("CPR") and, in the case of arbitration, the CPR Rules for Non-Administered Arbitration of Business Disputes; (ii) In the case of any Ford Company subsidiary, joint venture or other operation located in Europe, with the then-current Model Procedure for Mediation of Business Disputes of the CPR Institute for Business Resolution or the mediation procedures of the Centre for Dispute Resolution ("CEDR") in London and, in the case of arbitration, the Rules of the London Court of International Arbitration; (iii) in the case of Ford Motor Company of Canada, Limited or any of its Canadian subsidiaries, joint ventures or other operations located in Canada, the CPR and to the extent not inconsistent with CPR, the Arbitration Act, 1991 (Ontario) (the "Act"); (iv) in the case of Ford Motor Company of Australia Limited, or any of its Australian subsidiaries, joint ventures or other operations located in Australia, the CPR and in the case of


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arbitration, the Institute of Arbitrators Australia Expedited Commercial
Arbitration Rules except for Rule 19. Each party will bear equally the costs of the mediation and arbitration.

     (i) The parties will jointly appoint a mutually acceptable mediator or arbitrator, seeking assistance in such regard from CPR or CEDR, as appropriate, if they have been unable to agree upon such appointment within 20 days.

     (ii) The parties agree to participate in good faith in the mediation and negotiations related thereto for a period of 30 days. If the parties are not successful in resolving the dispute through the mediation, then the parties agree to submit the matter to binding arbitration by a sole arbitrator in accordance with the CPR Rules for Non-Administered Arbitration of Business Disputes, or, where the mediation procedures of CEDR have been adopted, in accordance with the Rules of the London Court of International Arbitration. In Canada, neither party may appeal the arbitration award to a court based on questions of law, fact or mixed law and fact.

     (iii) Unless otherwise agreed by the parties in writing, mediation or arbitration involving Ford Motor Company and any U.S. subsidiary, joint venture or other operation located in the U.S. shall take place in the City of Dearborn, Michigan and this Section 26 is subject to the Federal Arbitration Act, 9 U.S.C.A. Section 1 et seq. and judgment upon the award rendered by the Arbitrator, if any, may be entered by any U.S. court having jurisdiction thereof.

Mediation or arbitration involving Ford Motor Company of Canada, Limited or any of its Canadian subsidiaries, joint ventures or other operations located in Canada shall take place in Oakville, Ontario. The language shall be English. Mediation or arbitration involving any Ford Company, subsidiary, joint venture or other operation located in Europe shall take place in London and the language shall be English. Mediation or arbitration involving Ford Motor Company of Australia Limited or any of its Australian subsidiaries, joint ventures or other operations located in Australia shall take place in Melbourne, Victoria, Australia. Equitable remedies shall be available in any arbitration. Punitive and exemplary damages shall not be awarded.

27. BASIC WORKING CONDITIONS AND EMPLOYMENT STATUS

(a) Basic Working Conditions When the Seller performs work on the Supplies or their component parts and /or provides Services, the Seller will not: (i) use forced labor, regardless of its form; (ii) employ any person below the age of 15, unless it is part of a government approved job training, apprenticeship or other program that would be clearly beneficial to its participants; or (iii) engage in physically abusive disciplinary practices.

(b) Subcontractors If the Seller retains subcontractors to perform work on the Supplies or their component parts and/or provide Services, the Seller will use only subcontractors that will adhere to the requirements of Section 27(a). The Seller will monitor the subcontractor's compliance.

(c) Adoption of Code The Buyer has adopted a CODE OF BASIC WORKING CONDITIONS that includes the requirements of Section 27(a) and other work-place practices. The Code applies to all of the Buyer's operations. The Code can be found via the Social Responsibility Web-Guide or by contacting the Buyer directly. The Seller is encouraged to adopt and enforce a similar code of practice and to have its subcontractors do so.

(d) Certification of Compliance The Seller represents when it delivers the Supplies and/or provides the Services that it has complied with the requirements of Section 25, Section 27(a) and Section 27(b). The Buyer may retain an independent third party, or request the Seller to retain one reasonably acceptable to the Buyer, to: (i) audit the Seller's compliance with the requirements of Section 27; and (ii) provide the Seller and the Buyer with written certification of the Seller's compliance, including areas for potential improvement.


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(e) Cost of Audit The Seller may bear the cost of any third-party audit and certification, regardless of which party retained the auditor. The Buyer, at its option, may accept an audit or certification by the Seller in lieu of a third-party certification.

(f) Temporary Assignment of Employees The temporary assignment of employees of one party to the facilities operated by the other party will not affect the status or change the employment relationship of the assigned employees.

28. TOOLING: TITLE, IDENTIFICATION

All right, title, and interest in and to any part of Tooling to be paid for by Buyer ("Buyer-owned Tooling") shall pass to Buyer as soon as it is acquired or fabricated in accordance with a Purchase Order. During the term of a Purchase Order, all such Buyer-owned Tooling in the possession of Seller shall be deemed to be Bailed Property and shall not be deemed to be a fixture or a part of Seller's real property. Seller will (i) properly house and maintain such property on Seller's premises, (ii) prominently mark it Property of Buyer, (iii) refrain from commingling it with the property of Seller or with that of a third party, and (iv) adequately insure it against loss or damage and (v) not move it to another location whether owned by Seller or a third party, without the prior written consent of Buyer, except in the case of an emergency, Seller may move the Tooling property provided that it gives Buyer notice that the Tooling has been moved and the location of the Tooling as soon as reasonably practicable. Seller shall indemnify Buyer against any claim adverse to Buyer's ownership of the Buyer-owned Tooling, except as such claims may result from any acts or omissions of Buyer. To the extent permitted by law, Seller waives its right to object to the repossession of the Buyer-owned Tooling by Buyer in the event Seller is involved in bankruptcy proceedings. While in its possession, Seller, at Seller's expense, shall maintain the Buyer-owned Tooling in first class condition and immediately replace any items which are lost or destroyed or become worn out. All repaired or replaced Buyer-owned Tooling shall be the property of Buyer. Wear and repair of the Buyer-owned Tooling is Seller's responsibility. Title to any modifications, changes or accessions to Buyer-owned Tooling shall vest in Buyer regardless of whether Buyer has reimbursed Seller for such modification, changes or accessions. Seller shall keep such records in relation to the Buyer-owned Tooling as Buyer may reasonably require. None of the Buyer-owned Tooling shall be used in the production, manufacture or design of any goods or materials except to the order of Buyer. Seller shall not sell or otherwise dispose of any product using Buyer-owned Tooling to any party other than Buyer except where specifically authorized by Buyer in writing. Seller's responsibility continues beyond the expiry date of the related parts Purchase Order. If the Buyer-owned Tooling is not utilized to produce any parts for Buyer for a period of two years, Seller shall so notify Buyer and request instructions as to the disposition of the Buyer-owned Tooling. If Seller subcontracts all or any portion of the manufacture of the Buyer-owned Tooling, Seller shall so notify Buyer in advance and obtain for Buyer all of the rights contained in this
Section 28 from each such subcontractor used by Seller.

29. TOOLING INVOICES, PAYMENT FOR BUYER-OWNED TOOLING

To the extent permitted by applicable law, any payments made by Buyer for Buyer-owned Tooling are expressly intended by Buyer to be held in trust for the benefit of any subcontractor(s) used by Seller to produce the Buyer-owned Tooling that are covered by such payments and Seller agrees to hold such payments as trustee in express trust for such subcontractors until Seller has paid the subcontractors in full for the Buyer-owned Tooling. Seller acknowledges and agrees that its subcontractor is an intended third party beneficiary of the terms of this section relating to the express trust and as such, the tooling subcontractors shall have the right to enforce these terms directly against Seller in their own name. Seller agrees that Buyer has no obligation to Seller or Seller's tooling subcontractor under this section other than making the payment to Seller in accordance with a Purchase Order. In the event Seller's tooling subcontractor brings an action against Seller under this section, Seller agrees that it will not join Buyer in any such action.


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